Exhibit 10.11(a)

LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

THIS LEASE (“Lease”), dated for reference purposes as of November 3,2014 (“Effective Date”), is entered by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, on the basis of the following:

A. Tenant is a party to that certain lease dated October 30, 2012 (the “ESE Lease”) for Suites 370 and 380 at the project commonly referred to as the EmeryStation East Building, located at 5885 Hollis Street in Emeryville, California (the “ESE Building”). The landlord under the ESE Lease is E S East, LLC, a California limited liability corporation.

B. Landlord agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, pursuant to the terms and conditions set forth below, a total of 18,276 rentable square feet located on the 3rd floor of the EmeryStation 1 Building located at 5858 Horton Street, Emeryville, California 94608. The space being leased, as such space is more specifically defined in Exhibit A attached hereto and incorporated by reference herein, shall be referred to as, and shall constitute for all purposes under this Lease, the “Premises”.

C. For their mutual convenience, Landlord and Tenant have elected to utilize the terms and conditions contained in the ESE Lease to; govern Tenant’s lease of the Premises, the terms of such ESE Lease modified as set forth below. A copy of the ESE Lease is attached hereto and all relevant terms and conditions thereof, to the extent not modified by this Lease, are incorporated herein by reference. The terms of the ESE Lease, as modified by the terms and conditions set forth below, shall together be referred to as the “Lease” for all purposes hereunder from and after the Effective Date.

1. Section 1.1 of the ESE Lease shall be modified as follows:

A. The “Building” described in the Lease shall be EmeryStation 1. The “Address” of the Building is 5858 Horton Street, Emeryville, California 94608.

B. The “Landlord” under the Lease shall be Emery Station Joint Venture, LLC, a California limited liability company. The addresses for notices to Landlord shall be those given for the landlord under the ESE Lease.

C. The “Tenant” and “Current Address” shall be as stated in the ESE Lease.

D. The “Date of Lease” shall be the Effective Date.

E. The “Lease Term” shall be five (5) years, commencing upon the Commencement Date and expiring on the Expiration Date, as each term is defined below.

F. The “Commencement Date” of this Lease shall be the earlier to occur of: a) Tenant’s commencement of business operations in the Premises, and b) fifteen (15) days after Landlord notifies Tenant in writing that it has achieved Substantial Completion of the Landlord Work (as such terms are defined in Exhibits B and C attached hereto and incorporated by reference herein). Tenant hereby agrees to relocate its operations in their entirety out of the ESE Building and into the Premises no later than fifteen (15) days after the date of Substantial Completion of the Landlord Work. Tenant’s failure to do so shall constitute a Default under this Lease.

Notwithstanding the above, Landlord and Tenant acknowledge and agree that based on the schedule for completion of Tenant’s Premises, it may be possible and advantageous to have Tenant occupy portions of the Premises in stages, as such may be substantially completed and legally occupiable, while other portions of the Premises are still being improved with the Landlord’s Work applicable to those specific spaces. In such event, Landlord and Tenant agree to make commercially reasonable efforts to pursue such a staged move-in, so long as the final and complete move-in by Tenant is not delayed beyond the date contemplated above. If such a staged move-in is accomplished, the Lease Term as it applies to the respective area(s) Tenant occupies (including the pro-rata share of Monthly Base Rent and other charges under the Lease) will be commenced as of the date of Tenant’s move-in to said portion(s) of the Premises and the Expiration date of the Lease shall be a full five years (plus any partial month if the commencement date of the final space delivered to Tenant does not occur on the first day of a calendar month) after the Commencement Date applicable to that specific last-delivered portion of the Premises.

G. The “Expiration Date” of this Lease shall be the last day of the sixtieth (60th) full calendar month following the Commencement Date (subject to the provisions of Section l.F. above). By way of example, if the Commencement Date were to be December 15, 2014, the Expiration Date would be December 31st, 2019.

H. The “Monthly Base Rent” for the Premises shall be as follows:

Period	Monthly Base Rent

Year 1 of Lease Term*	$68,535.00
Year 2	$73,104.00
Year 3	$75,845.00
Year 4	$79,500.00
Year 5	$82,242.00

*

Year 1 of the Lease Term includes the first full twelve (12) calendar months following the Commencement date plus any partial month in the event the Commencement Date is not the first (1st) day of a calendar month.

As specified in the terms of the ESE Lease, Tenant shall be obligated to pay as Additional Rent one hundred percent (100%) of all utilities associated with the Premises, including the production of HVAC services therefor. Commencing on the later of January 1, 2015 and the Commencement Date, Tenant shall also be obligated to pay increases in all other operating expenses and taxes above a Base Year of 2014.

I. The “Rentable Area of the Premises” is 18,276 rentable square feet.

J. The “Suite Number” of the Premises is 320.

K. The “Security Deposit” shall be $75,297.12, equal to one (1) month’s Base Rent, calculated at the rate of $4.12 per rentable square foot per month. Tenant shall remit a $41,963.78 portion of the Security Deposit to Landlord within five (5) days after Tenant’s execution of this Lease, and shall remit the remaining $33,333.34 balance of the Security Deposit upon the earlier to occur of: a) seven (7) business days following Tenant’s opening for business in the Premises, and b) thirty-seven (37) days after Landlord’s Substantial Completion of the Landlord Work.

L. The “Tenant’s Use of Premises” shall be as stated in the ESE Lease.

M. “Parking” shall mean up to fifty (50) unreserved parking spaces in the Terraces Garage. Tenant shall pay Landlord’s quoted rates for all parking, as more specifically outlined in Section 2.5 of the ESE Lease, except that through May 31, 2015 parking charges will be discounted by twenty-seven point four percent (27.4%) from Landlord’s quoted rates (reflecting the relationship of a $2.99 initial rental rate on a portion of the space to the base $4.12 rental rate).

N. Landlord and Tenant represent and warrant to the other that it has represented itself in this transaction and that no brokerage commission or other such fee shall be due and payable by Landlord to any representative of Landlord or Tenant as a result hereof.

O. Regarding “Tenant Improvements”: Tenant will accept the Premises in its current as-is condition, subject only to Landlord’s obligation, at Landlord’s sole cost, to make the improvements thereto described in Exhibit B attached hereto (the “Landlord Work”) and pursuant to the terms of the Work Letter attached as Exhibit C hereto (the “Work Letter”).

2. DEFINITIONS:

A. The following shall be added at the end of the second sentence of the definition of “Operating Expenses” in the ESE Lease:

“; (xi) the costs and expenses incurred, in resolving disputes with other tenants, other occupants, or prospective tenants or occupants of the Building, collecting rents or otherwise enforcing leases of the tenants of the Building beyond the normal monthly administration of leases by property management personnel; (xii) costs incurred in connection with the presence of any Hazardous Materials, except to the extent caused by the storage, use, release or emission of the Hazardous Material in question by Tenant or any Tenant Party; (xiii) the costs of repairs, alterations, and maintenance necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, or repairs, alterations and maintenance necessitated by the gross negligence or willful misconduct of any other tenant or occupant of the Building, or any of their respective agents, employees or contractors; (xiv) interest or penalties due to the late payment of taxes, utility bills or other such costs; (xv) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty; (xvi) any cost for overtime or other expenses to Landlord in curing defaults; (xvii) the costs, including fines, penalties and legal fees, incurred due to violations by Landlord, its employees, agents or contractors, or any other tenant or occupant of the Building, of building codes, any governmental rule or requirement or the terms and conditions of any lease pertaining to the Building or any other contract, except that the cost of Landlord’s compliance with building codes enacted following the Effective Date hereof shall be valid Operating Expenses; and (xviii) bad debt expenses and charitable contributions and donations. Landlord agrees that (x) Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the increases in Operating Expenses and Taxes actually paid by Landlord in connection with the operation of the Building in any calendar year, and (xi) Landlord shall make no profit from Landlord’s collection of Operating Expenses or Taxes. Landlord hereby agrees to amortize the cost of any capital replacement or improvement (including any capital replacement or improvement required to comply with changes in applicable law) over the useful life of the respective capital item as determined in accordance with generally accepted real estate accounting principles consistently applied, along with an eight percent (8%) imputed interest rate, and Tenant shall pay Tenant’s Share of such cost until the earlier of the expiration of the useful life or the expiration of the Term.”

B. The following sentence shall be added to the definition of “Substantially Complete or Substantial Completion”:

“As it regards Landlord’s Work as defined in the Lease and Workletter, Substantial Completion (and the grammatical variations of such term) shall require: (i) that there are no items of work incomplete which would materially adversely impact Tenant’s intended use of the Premises (or portion thereof, in the event of a staged move-in such as is described in Section F above, (ii) Landlord has delivered of legal possession of the Premises and Landlord’s Work (or portion thereof, in the event of a staged move-in) to Tenant, and (iii) the City of Emeryville Building Department has allowed legal occupancy of the Premises and Landlord’s Work (or portion thereof, in the event of staged move-in), as evidenced by a temporary certificate of occupancy, signed-off job card, or other such documentation normally used by the City of Emeryville to evidence allowed occupancy.

C. The following shall be added at the end of the definition of “Taxes” in the ESE Lease:

“Taxes also shall not include (i) penalties and interest, other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, or (ii) any Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in allowable installments over the longest possible term,”.

3. EXPANSION: For the avoidance of doubt, Section 2.6 of the ESE Lease regarding Tenant’s Expansion Right, including the right by Tenant to terminate the Lease Term early under certain conditions, which right is referred to in the Lease as Tenant’s Early Termination Right, shall continue to apply with the following modifications:

A. Landlord and Tenant hereby agree that the Additional Space, as defined in Section 2.6 of the Lease, does not have to be contiguous to the Premises nor must it be a single, larger space to which Tenant would relocate, but that the Additional Space can be located in the Building itself or in another building located in Emeryville that is owned or controlled by Landlord or an affiliate of Landlord.

B. Landlord and Tenant hereby agree that it will be commercially reasonable for the lease term applicable to the Additional Space to be at least five (5) years.

4. RENEWAL OPTION: Section 2.7 of the ESE Lease regarding Tenant’s Renewal Option shall continue to apply, allowing Tenant to extend the term of the Lease for an additional five (5) years commencing on the first day immediately following the Expiration Date specified above.

5. STATEMENT OF LANDLORD: The following shall be added at the end of Section 4.2:

“Notwithstanding anything to the contrary contained in this Lease, if Landlord has not delivered a Statement for any calendar year during the Term (including the calendar year in which the Lease terminates) by the date that is twelve (12) months after the end of the calendar year in question, Tenant shall not be obligated to pay Tenant’s Share of Operating Expenses or Taxes in excess of the estimated Operating Expenses and Taxes paid by Tenant as Rent Adjustment Deposits for such calendar year. Landlord shall be able to adjust a Statement after said 12-month period only to the extent of valid costs and expenses which Landlord had no knowledge of earlier.”

6. BOOKS AND RECORDS:

A.

Section 4.3 of the ESE Lease shall be revised as follows: 1) the 60-day time period in the 6th line shall be changed to 90 days, 2) the 90-day time period in the 10th line shall be changed to 120 days, and the 90-day time period in the 15th line shall be changed to 120 days.

B. There shall be added at the end of the third to last sentence of Section 4.3 of the ESE Lease, after the words “(“Confidentiality Requirement”)”, the following: “, except to the extent required by applicable law and court order.”

7. SECURITY DEPOSIT: There shall be added in line 3 of Article 5 of the ESE Lease, after the words “any default of Tenant under this Lease”, the words “beyond applicable notice and cure periods,”.

8. ELECTRICAL SERVICES: There shall be deleted from the first sentence of Sections 6.2(a) and (b) of the ESE Lease the words “and Tenant has paid all Rent then due”.

9. DELAYS IN FURNISHING SERVICES: The following shall be added at the end of Section 6.5 of the ESE Lease:

“Notwithstanding anything to the contrary contained in this Section 6.5, if all or any material portion of the Premises are made untenantable and are not actually used by Tenant for a period in excess of three (3) consecutive business days as a result of a failure, delay or change in any service due to Landlord’s gross negligence or willful misconduct, and Tenant has given Landlord notice of such failure, delay or change, then, commencing with the fourth (4th) business day after such notice and ending on the day the service has been restored, Tenant shall be entitled to an abatement of Monthly Base Rent. If the entire Premises has not been rendered untenantable by such failure, delay or change, the amount of abatement shall be equitably prorated.”

10. MONITORING BY LANDLORD: The first sentence of 7.1(d)(8) of the ESE Lease entitled “Monitoring by Landlord” hereby is revised in its entirety as follows:

“Landlord reserves the absolute right to monitor, in Landlord’s reasonable discretion and at Landlord’s sole cost (except in the case of a breach of any of Tenant’s obligations under this Article 7, in which event such monitoring costs may be charged back to entirely to Tenant and shall be reimbursed by Tenant to Landlord within twenty (20) days after receipt of written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premise during the Term by Tenant or a Tenant Party; (y) Tenant’s compliance and the collective compliance of all tenants in the Building with the requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building; and (z) Tenant’s compliance with all other requirements of this Section.”

11. ASSIGNMENT AND SUBLETTING:

A. The first two grammatical phrases in the first sentence of Section 10.1(a) of the ESE Lease shall be revised to state as follows: “Without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed,...”

B. The second to last sentence of Section 10.1(a) of the ESE Lease hereby is revised to state in its entirety as follows: “In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building unless Landlord does not have space in the Building to satisfy the tenant’s space needs.”

C. Section 10.1(d) of the ESE Lease hereby is revised to state in its entirety as follows:

“(d) So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord, to (i) an Affiliate; or (ii) a successor to Tenant by purchase or other acquisition of Tenant’s capital stock or substantially all of Tenant’s assets, or by merger, consolidation or reorganization (each of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”); provided that all of the following conditions are satisfied: (1) Tenant is not then in Default under this Lease; (2) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed transfer (unless applicable securities laws or; a confidentiality agreement prohibit notice prior to consummation of the transaction, in which case Tenant shall provide notice to Landlord as soon thereafter as reasonably practicable), together with the information required hereunder and such entity shall expressly assume Tenant’s obligations hereunder; (3) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than the greater of: a) Tenant’s net worth as of the Effective Date of this Lease, and b) Tenant’s net worth immediately prior to the proposed assignment; and (4) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate, legal entity, Tenant’s successor shall have a net worth equal to or greater that the greater of: a) Tenant’s net worth as of the Effective Date of this Lease, and b) Tenant’s net worth immediately prior to the proposed transaction. For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent. Any right of Landlord to recapture the Premises or receive excess rentals shall not apply to a Permitted Transfer.”

D. Section 10.2 of the ESE Lease shall be revised in its entirety as follows:

“Landlord shall have the option to terminate this Lease with respect to that portion of the Premises proposed to be sublet or subject to assignment. Landlord shall notify Tenant of Landlord’s election in writing within fifteen (15) days after receipt of the information required by Section 10.1(a) above. If Landlord elects to recapture, Tenant shall surrender possession of that portion of the Premises that is the subject of the recapture on the date that is the proposed effective date of such sublease or assignment, surrendering it in the condition otherwise required of Tenant upon the expiration of the Term. Effective as of the date of such recapture of any portion of the Premises, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly. Notwithstanding anything to the contrary contained in this Lease, if Landlord exercises Landlord’s recapture right hereunder, Tenant shall have the right, by written notice to Landlord within five (5) business days after receipt of Landlord’s written recapture notice, to rescind its request for consent, in which case this Lease shall remain unmodified and in full force and effect.”

E. Regarding Section 10.6 of the ESE Lease, the total of Landlord’s reasonable attorneys’ and professional fees and Processing Costs shall not exceed $2,000.00 per request for consent.

12. DEFAULT AND REMEDIES:

A.

The following sentence shall be added to Section 11.1(1) of the Lease: “Landlord agrees to provide a written notice to Tenant of Landlord’s intent to file an unlawful detainer action against Tenant at least three (3) days prior to Landlord’s actual filing thereof.”

B. There shall be added at the end of Section 11.1(2) of the ESE Lease the following: “; provided, however, that if the default is incapable of cure within fifteen (15) days, Tenant shall not be in default hereunder if Tenant commences the cure within the fifteen (15)-day period and thereafter diligently prosecutes the cure to completion;”

C. Section 11.1(9) of the ESE Lease hereby is deleted in its entirety.

D. Section 11.2(h) of the ESE Lease hereby is revised in its entirety as follows:

“No delay or omission in the exercise of any right or remedy of Landlord or Tenant upon any Default by the other, and, with respect to Landlord only, no exercise by Landlord of its rights pursuant to Section 25.25 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party. The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.”

13. HOLDING OVER: The first sentence of Article 13 of the ESE Lease hereby is revised to state in its entirety as follows: “In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 150% of the Monthly Base Rent payable for the month immediately preceding the holding over, together with 100% of the Rent Adjustment Deposits and 100% of all other Rent payable for such period.”

14. DAMAGE BY FIRE OR OTHER CASUALTY:

A.

There shall be added at the end of Section 14.1 (b) of the ESE Lease the following: “; provided, however, that if Landlord has not completed the repairs and restoration within three hundred (300) days after the date of the damage, Tenant shall have five (5) days following the three-hundredth (300th) day to deliver written notice to Landlord that Tenant elects to terminate this Lease unless Landlord shall have completed the repairs and restoration within a period of thirty (30) days following the date Landlord receives Tenant’s written notice. Landlord’s completion of repairs and restoration within that additional thirty (30) day period shall cause Tenant’s termination notice to be null and void.

C. There shall be added at the end of subsection (i) in Section 14.1(d) of the ESE Lease the following: “(unless proceeds are not available to Landlord because Landlord failed to carry the insurance required by Section 16,3 below, in which case Landlord shall not be relieved of its obligation to repair or restore pursuant to this Article 14);”.

D. The first grammatical phrase of the first sentence of Section 14.3 of the ESE Lease is revised to state in its entirety as follows: “Except for the gross negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees,...”.

15. ESTOPPEL CERTIFICATE:

A. In the first sentence of Section 20.2, the word “business” shall be inserted between the words “ten (10)” and “days”.

16. RELOCATION: Article 21 of the ESE Lease hereby is deleted in its entirety.

17. MORTGAGEE PROTECTION: In the second sentence of Section 21.1 of the ESE Lease, the words “upon request of the Mortgagee or ground lessor, as the case may be,” hereby are deleted.

18. EXHIBITS: Exhibits A and B of the ESE Lease hereby are deleted in their entirety.

19. MISCELLANEOUS:

A.	Section 25.4 of the Lease is hereby revised in its entirety as follows:

“Landlord and Tenant acknowledge and agree that the exchange of drafts of this Lease does not create a binding obligation between the parties. This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.”

B.	A new Section 25.21 shall be added to the Lease as follows:

“Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the Effective Date the Premises has not undergone inspection by a

“Certified Access Specialist” to determine whether the Premises meets all applicable construction-related accessibility standards under California Civil Code Section 55.53. Tenant shall not be responsible for any cost incurred by Landlord if Landlord is required to comply with any Landlord Work construction-related accessibility standards applicable to the Building.)”

C.	The following shall be added at the end of Section 25.8 of the Lease:

“For purposes of this Section, “Landlord’s equity interest in the Property” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Parties (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

20. TEMPORARY SPACE: In order to meet Tenant’s need for additional space, Landlord hereby agrees to lease to Tenant, and Tenant agrees to lease from Landlord, temporary; spaces in the Building for the period commencing on the Effective Date and terminating on the; Commencement Date (the “Temporary Spaces”). The Temporary Spaces, to be identified as Suites 255 and 237, are more specifically defined on Exhibit D attached hereto and incorporated by reference herein. Tenant agrees to accept the Temporary Spaces in their then as-is condition, with no obligation on behalf of Landlord to improve it in any way. Tenant shall pay a fixed rent for the Temporary Spaces in the amount of $3.75 per square foot per month per month (the, “Temporary Space Monthly Rent”), which shall be pro-rated for any partial month. Tenant agrees to vacate the Temporary Spaces and return possession thereof to Landlord, in broom clean condition and decommissioned and decontaminated as necessary, within ten (10) days after the Commencement Date of this Lease. Failure to do so shall constitute a Default hereunder. Other than those terms specifically outlined above, all of other terms and conditions of this Lease shall apply to Tenant’s lease of the Temporary Spaces. Tenant understands and acknowledges that, in the event Landlord reasonably requires possession of the Temporary Spaces to consummate a lease with another third-party tenant, Landlord shall have the right to substitute alternate premises for the Temporary Spaces with ten (10) days’ advance written notice to Tenant, so long as the alternate premises is located in the Building or in the building located at 5885 Hollis Street in Emeryville, CA and is reasonably similar to the Temporary Spaces in utility and functionality.

IN WITNESS WHEREOF, the parties have executed this Lease as of the latest of the dates set forth below.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability company

By:	/s/ Igor Khandros	By:	/s/ Richard Robbins
Print Name:	Igor Khandros	Print Name:	Richard K. Robbins

EXHIBIT A

PREMISES

EXHIBIT B

LANDLORD WORK

Landlord shall, at its sole cost and expense and pursuant to the terms of the Workletter attached to the Lease as Exhibit C, alter the existing Premises by constructing the Landlord’s Work (as such term is defined in the Lease and Workletter) pursuant to the Design Documents listed below and to the other terms listed below:

•	Office areas will be built out to Building Standards, including all new paint and carpeting plus necessary millwork for kitchenette, copy/fax areas, etc.

•	Lab areas will be altered according to the space plans.

•

Existing benches that are to remain will be kept as-is. New benches shown will re-use existing benches removed from other areas to the extent possible. In areas where benches are removed, Landlord will relocate whatever electrical, gas and vacuum outlets that had been on the benches up to panels accessible in the ceiling.

•	Landlord will supply “ring and string” for Tenant’s voice/data vendor to use to install Tenant’s cabling. All furniture and other FF&E will be paid for and installed by Tenant.

•

Notwithstanding the above, Tenant shall be responsible for the costs associated with the necessary alterations to the existing space designated on the Design Drawings as “Consumables Manufacture”. Landlord and Tenant agree and acknowledge that Tenant may wish to alter the design details of the Consumables Manufacture area from what is currently shown on the design Drawings. Tenant, at its election, shall either pay for the costs with its own funds or may, at its election, elect to have Landlord amortize some or all of the associated cost over the initial Term of the Lease, such amortization to include an annual interest rate of 8.0% compounded monthly and to constitute Additional Rent under the Lease. By way of example, if the costs associated with the alterations of the Consumables Manufacture area from its existing condition totaled $200,000, Tenant could pay said $200,000 or could ask Landlord to amortize that total amount or any portion thereof as described above.

DESIGN DRAWINGS

Those drawings by DGA dated October 28, 2014 and numbered as follows:

G1001, G1002, G1003, G1004, A-100X, AD101, AE101, AF101, AR101, AQ101, AE211, AE511, AE512, AE521, AE531, M000, M001, M900, M101, M201, M301, M600, M800, E0-0, El-0, E2-0, E2-2, E3-0, E5-0, E6-0, E6-1, P000, P101, P102, P201, P202

EXHIBIT C

WORKLETTER AGREEMENT

(TURN-KEY)

1. Defined Terms. Capitalized Terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for Terms capitalized in the ordinary course of punctuation. For purposes of this Workletter, the following capitalized terms have the following meanings:

1.1. “Landlord Work” means the construction and installation of the Landlord’s Work, including the items set forth on Exhibit B attached to the Lease.

1.2. “Design Documents” means the layout plans and specifications for the Landlord’s Work to be constructed in the Premises which are the final product of the preliminary space planning and which (i) will be based upon and consistent with, among other things, the preliminary space plan and specifications, attached as Exhibit B to this Lease (the “Conceptual Plans”); and (ii) comply with all Laws as applicable and as interpreted at the time of construction of the Landlord’s Work.

1.3. “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the Landlord’s Work to be constructed in the Premises, and shall be based upon and consistent with the Design Documents.

1.4. “Landlord’s Work” means all of the initial improvements to be constructed as shown on the Construction Drawings, as they may be modified as provided herein.

2. Design Matters.

2.1. Landlord and Tenant have approved a design team consisting of DG Architects, as architect (“Architect”) and Randall Lamb Associates as Mechanical/Electrical/Plumbing designer (“MEP Designer”). The Architect and MEP Designer shall be retained by Landlord and referred to collectively herein as the “Design Group.” The Design Group shall be responsible to complete the Construction Drawings in accordance with all applicable Laws and shall submit the Construction Drawings to the City of Emeryville for review and permit,

2.2. Landlord shall cause, and Tenant shall fully cooperate with, the Design Group to complete Design Documents and Construction Drawings in as an efficient and timely manner as possible. Any failure by Tenant to supply information and/or to provide authorizations or approvals within five (5) business days of receipt of Landlord’s written request (including requests by electronic mail) shall constitute a Tenant Delay. Tenant shall be prohibited from including in the Design Drawings and/or the Construction Drawings, materials or equipment that require unusually long fabrication or delivery times (“Long Lead Time Items”). The Design Drawings submitted by the Design Group to Landlord shall be submitted to Tenant for its prompt review and approval, which approval shall not be unreasonably withheld or delayed if the Design Drawings are in material conformance with the Conceptual Plans. The

Construction Drawings submitted by the Design Group to Landlord shall be submitted to Tenant for its prompt review and approval, which approval shall not be unreasonably withheld or delayed if the Construction Drawings are in material conformance with the Design Drawings. The Construction Drawings so approved by Tenant shall be referred to herein as the “Approved Construction Drawings.”

2.3. Tenant shall be responsible for whether the design and function of the Landlord’s Work are suitable for the Tenant’s needs.

3. Construction; Landlord’s Work Costs.

3.1. Tenant Improvement Costs. The cost of the Landlord’s Work (“Tenant Improvement Costs”) shall be paid by Landlord. The Tenant Improvement Costs shall include, without limitation, (a) the costs of the Design Group and any other consultants retained by Landlord in connection with the preparation of Design Documents and Construction Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation; (b) all costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits with respect to the Landlord’s Work; (c) all costs of interior design and finish schedule plans and specifications including as-built drawings with respect to the Landlord’s Work; (d) all costs of procuring, installing and constructing the Landlord’s Work, including: (i) the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Contractor in connection with, and reasonably allocable to, construction of the Landlord’s Work; and (ii) the cost of any services or utilities made available by Landlord; and (e) Landlord’s construction management fee, which shall equal four percent (4%) of the first $200,000.00 of Landlord’s Work Costs and two percent (2%) of the Landlord’s Work Costs in excess of $200,000.00. Landlord and Tenant hereby agree that, notwithstanding Section 3.1(e) above, the Landlord construction management fee that shall be applicable to any Change Order for which Tenant is responsible shall be equal to three percent (3%) of the hard cost (i.e. actual construction cost, as opposed to soft costs such as design, permitting, etc.).

In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises. Tenant Improvement Costs also shall not include the following: (i) any work to the Building or Premises other than the Landlord’s Work; (ii) premiums or the incremental portion thereof for insurance policies required under the Lease to be procured by Landlord; (iii) costs associated with bonding any contractors, subcontractors or vendors; (iv) utilities consumed during the construction of the Landlord’s Work; (v) charges and expenses for changes to the Approved Construction Documents that have not been approved by Tenant; (vi) wages, labor and overhead for over-time and premium time (unless approved in writing by Tenant); (vii) additional costs and expenses incurred by Landlord on account of any contractor’s or subcontractor’s default or construction defects; (viii) principal, interest and fees for construction and permanent financing; (ix) fees or charges for construction management, supervision, profit, overhead or general conditions by Landlord or any third party other than the Design team and/or contractors who are directly involved in the Landlord’s Work; (x) costs for which Landlord receives reimbursement from others, including, without limitation, insurers and warrantors; (xi) penalties and late charges attributable to Landlord’s failure to pay the Tenant Improvement Costs; and (xii) attorneys’, experts’ and other fees and costs in connection with contracts and disputes, and (xiii) costs arising from or in connection with the presence of Hazardous Materials on the Premises or Building which are included in the definition of “Landlord’s Contamination” pursuant to Section 7.1(d)(11) of the Lease.

3.2. Limitations of Landlord’s Obligations. The Landlord’s Work shall be constructed as set forth in this Workletter, substantially in compliance with the Construction Drawings, in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Tenant understands and acknowledges that Landlord shall be able to re-use items currently installed in the existing Premises that are of good quality and functionality. Through Landlord, Tenant shall have the benefit of any and all warranties received by Landlord from contractors and suppliers performing any of the Landlord’s Work. Upon Substantial Completion of the Landlord’s Work, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Landlord’s Work, except to complete the punchlist of Landlord’s Work remaining to be completed or correct any part thereof that is defective or is otherwise not in compliance with the Approved Construction Drawings and any approved modifications thereof, as provided in the Lease, The punchlist of remaining Landlord Work shall be prepared by Tenant no later than ten (10) days after Substantial Completion of the Landlord’s Work. Landlord shall make commercially reasonable efforts to have its general contractor complete all punchlist items within thirty (30) days thereafter. Landlord, at no cost to Tenant, shall be responsible for the cost of correcting any clear latent defect in Landlord’s Work for a period of six (6) months following the date of Substantial Completion.

4. Changes. If Tenant shall request any change, addition or alteration in the Approved Construction Drawings, Landlord shall, within five (5) business days, give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work specified therein, and the foregoing shall constitute Landlord’s authorization to proceed. If such written authorization and check are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord the amount, if any, of the actual cost of the Change Order in excess of the estimated costs thereof previously paid by Tenant. Any delay in Substantial Completion of the Landlord’s Work resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay.

6. Tenant Delay. If the Substantial Completion of the Landlord’s Work in the Premises is delayed due to Tenant Delay, the provisions of the Lease shall apply.

In the event of any dispute between Landlord and Tenant regarding (i) the occurrence or alleged occurrence, or the duration, of any Tenant Delay, or (ii) Substantial Completion of the Landlord’s Work, the parties agree to attempt to resolve such dispute promptly and in good faith; provided, however, that if the parties are unable to resolve such dispute within ten (10) days after such dispute arises, the parties shall retain an independent third-party architect familiar with construction in the vicinity of the Project of tenant improvements similar in nature to the Landlord’s Work to arbitrate such dispute, which third-party arbitrator shall have the authority to make a final and binding resolution of such dispute, and the parties shall share equally the fees and charges of such arbitrator.

7. Entry by Tenant. Tenant may enter the Premises during construction of the Landlord’s Work and prior to the Commencement Date in accordance with of the Lease so long as such entry is not a material hindrance of the prosecution of Landlord’s Work by the general contractor.

8. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder (after applicable notice and cure periods) shall have the same force and effect as a Default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

9. Representatives of Parties.

(a) Landlord has designated Geoffrey Sears as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Workletter. Landlord shall have the right to replace its representative at any time.

(b) Tenant has designated Kathryn Blystone as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter.

10. Substantial Completion; Delay in Delivery.

(a) Landlord and Tenant acknowledge and agree that each shall use commercially reasonable efforts, as applied to their respective duties in the Lease and in this Workletter, to cause the Substantial Completion of the Landlord’s Workletter to occur as soon as possible following the Effective Date of the Lease.

(c) Notwithstanding anything to the contrary contained in this Workletter or the Lease, if Substantial Completion has not occurred by March 1, 2015 for any reason other than due solely to a Tenant Delay or up to ninety (90) days of Force Majeure Delay (as defined below), then for each day after March 1, 2015 until Substantial Completion has occurred, Tenant shall be entitled to one (1) day of abatement of Monthly Base Rent. if Substantial Completion has not occurred by April 1, 2015 for any reason other than due solely to a Tenant Delay or up to ninety (90) days of Force Majeure Delay, then for each day after April 1, 2015 until Substantial Completion has occurred, Tenant shall be entitled to two (2) days of abatement of Monthly Base Rent. If substantial completion of the Landlord’s Work has not occurred by May 1, 2015, then Tenant shall have the right, but not the obligation, to terminate the Lease with respect to the Premises and the Temporary Spaces by written notice to Landlord given on or before May 5, 2015, in which case neither party shall have any further rights or obligations hereunder and Landlord promptly shall refund to Tenant all sums paid by Tenant to Landlord in connection with Tenant’s execution of the Lease.

EXHIBIT D

TEMPORARY SPACES

SUITE 263
2,581 RSF
SUITE 260
1,497 RSF
SUITE 255
1,464 RSF
SUITE 237
1,000 RSF +/-
SUITE 272
1,731 RSF
SUITE 250
7,196 RSF
SUITE 280
22,263 RSF

VDK ARCHITECTS

Drawing:
EMERYSTATION ONE - SECOND FLOOR
5858 HORTON STREET EMERYVILLE CA 94608

Project: 1015.15

Date: 09 Dec 2011

FIRST AMENDMENT TO LEASE by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD), and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease with an Effective Date of November 3, 2014 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord (the “Original Lease”) is hereby amended by the terms of this First Amendment to Lease (the “First Amendment”), the First Amendment having an effective date of June 9, 2015 (the “First Amendment Effective Date”). From and after the First Amendment Effective Date, the Original Lease and this First Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder. All terms referred to below shall have the meanings attributed to them in the Original Lease.

In order to meet Tenant’s need for additional office space, Landlord hereby agrees to expand Tenant’s Premises, on a temporary basis, by addition thereto of that 2,581 rentable square foot office suite in the Building commonly referred to as Suite 263, as such is more specifically defined in Exhibit A attached hereto (the “Temporary Space”). Distinct from the Lease Term relating to the rest of the Premises, Tenant’s lease of the Temporary Space shall be on a month-to-month basis, with both Landlord and Tenant each having the right to provide a minimum thirty (30) days’ written notice to the other of their intent to terminate the Lease as it relates to the Temporary Space only. Tenant agrees to accept delivery of possession of the Temporary Space from Landlord in it’s as-is condition, with no obligation on behalf of Landlord to improve the Temporary Space in any way.

Effective upon the First Amendment Effective Date, Tenant’s Monthly Base Rent shall be increased by a fixed amount of $9,678.75 (the “Temporary Space Base Monthly Rent”), which amount shall be pro-rated for any partial calendar month. Tenant agrees to vacate the Temporary Space and return possession thereof to Landlord, in broom clean condition, immediately upon the end of the Lease Term as it relates to the Temporary Space. Failure to do so shall constitute a Default under the Lease. Other than those terms specifically outlined above, all of the other terms and conditions of the Lease shall apply to Tenant’s lease of the Temporary Space. Upon the termination of the Lease Term as it relates to the Temporary Space, the terms of the Original Lease shall remain applicable in full.

In addition to the Temporary Space, Landlord is willing to make the area denoted on Exhibit B hereto (the “Ping Pong Space”) available to Tenant for its exclusive use for the playing of ping pong at no additional cost on a month-to-month basis commencing with the First Amendment Effective Date. Tenant will accept the Ping Pong Space in·its existing, as-is condition, and the Ping Pong Space will be subject to all the terms and conditions of the Lease other than the obligation for Tenant to pay Monthly Base Rent therefor. Tenant understands its temporary use of the Ping Pong Space is an accommodation being made to Tenant by Landlord and that Landlord may terminate Tenant’s right to use the Ping Pong Space at any time with at least two (2) weeks’ advance written notice. Tenant agrees to vacate the Temporary Space and return possession thereof to Landlord, in broom clean condition, upon such notice from Landlord. Failure to do so shall constitute a Default under the Lease.

IN WITNESS WHEREOF, the patties have executed this First Amendment as of the Effective Date.

TENANT:		LANDLORD:
Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability company

By:	/s/ Stuart Merkadeau	By:	/s/ Richard Robbins
Print Name:	Stuart L. Merkadeau	Print Name:	Richard K. Robbins

EXHIBIT A

THE TEMPORARY SPACE

EXHIBIT B

THE PING PONG SPACE

THE PING PONG SPACE
SUITE 263
2,581 RSF
SUITE 260
1,497 RSF
SUITE 255
1,464 RSF
SUITE 200
38326 RSF
SUITE 272
1,731 RSF
SUITE 250
7,196 RSF
SUITE 280
22,263 RSF

VDK ARCHITECTS

Drawing:

EMERYSTATION ONE - SECOND FLOOR

Project: 1015.15

Date: 09 Dec 2011

SECOND AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation·1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2015 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord (the “Original Lease”), was modified by the First Amendment to Lease dated June 9, 2015 (the “First Amendment”). The Original Lease, as modified by the First Amendment, is referred to herein as the “Existing Lease”. The Existing Lease is hereby further modified by the terms of this Second Amendment to Lease (the “Second Amendment”) dated September 25, 2015 (the “Second Amendment Effective Date”). Effective upon the Second Amendment Effective Date, the Existing Lease and Second Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder.

Tenant presently occupies an 18,276 rentable square foot Premises on the 3rd floor of the Building (the “Existing Premises”), along with two separate temporary spaces on the Building’s 2nd floor, consisting of the 2,581 rentable square foot office Suite 263 Temporary Space as well as the Ping Pong Space, as each is more fully defined in the First Amendment. Tenant wishes, and Landlord has agreed, to expand the Premises to include that 13,497 rentable square foot space on the 3rd floor identified in Exhibit A attached hereto (the “Lab Expansion Space”), to extend the Expiration Date of the Lease, and to make other changes to the terms and conditions of the Lease. Landlord and Tenant have therefore entered into this Second Amendment, whose specific terms and conditions are contained herein. All terms referred to in this Second Amendment shall have the meanings attributed to them in the Original Lease and First Amendment thereto:

I.	EXTENSION OF LEASE TERM

The Term of the Lease as it applies to the Existing Premises and to the Lab Expansion Space is hereby extended such that it shall now expire December 31, 2023. The Term of the Lease as it applies solely to the Temporary Space (also referred to herein as the “Suite 263 Temporary Space”) is hereby extended such that it shall expire on December 31, 2016, subject to certain rights by Tenant to cancel said Term on the Suite 263 Temporary Space early, as more fully detailed in Section VI below. Tenant’s lease of the Ping Pong Space (and any Additional Temporary Space, as such is defined in Section VI hereof) shall be leased on a month-to-month basis, subject to Landlord’s right to terminate Tenant’s Lease of any such spaces upon two weeks’ notice.

II.	ADDITION OF LAB EXPANSION SPACE

a.	Within ten (10) business days of the Second Amendment Effective Date, Landlord shall deliver possession of the Lab Expansion Space to Tenant in that space’s existing as-is condition.

b.

Effective upon the date of Landlord’s delivery of possession of the Lab Expansion Space to Tenant, the Lab Expansion Space shall formally become a portion of Tenant’s Premises, subject to all the terms and conditions of the Lease other than the obligation to pay Rent.

c.

In addition to the Rent called for in the Existing Lease, effective January 1, 2016, Tenant shall also be obligated to pay Monthly Triple-Net Rent for the Lab Expansion Space calculated using the Monthly Triple-Net Lab Expansion Space Rental Rate outlined below and applying said rate to the Lab Expansion Space rentable square footage:

PERIOD	MONTHLY TRIPLE-NET LAB EXPANSION SPACE RENTAL RATE

1/1/16-12/31/16	$3.25 per rentable square foot per month

Commencing January 1, 2017 and annually thereafter, the Monthly Triple-Net Lab Expansion Space Rental Rate shall be increased by three percent (3%).

d.

Effective January 1, 2016, in addition to the amounts of Rent Adjustments and Rent Adjustment Deposits already called for pursuant to the Existing Lease, Tenant shall be obligated to pay 100% of Tenant’s Share of Operating Expenses and Taxes applicable to the Lab Expansion Space in the form of Rent Adjustments and Rent Adjustment Deposits. Tenant’s Share as it applies to Operating Expenses and Taxes for the Lab Expansion Space shall not be subject to a Base Year, as is the 18,276 rentable square foot Existing Premises through March 30, 2020.

e.

In consideration for the above-referenced expansion of Tenant’s Premises, Section 2.6 of the ESE Lease (as referenced and defined in the Original Lease), as such was modified by Section 3 of the Original Lease, is deleted in its entirety.

III.	USE

Tenant’s use of the Existing Premises and of the Lab Expansion Space shall be as stated in the ESE Lease, and additionally include: “; the design, development, manufacture and service of opto-fluidic biosystems, including, instruments, tools, software and consumables; operation of a biology foundry for operating and running opto-fluidic biosystems, including a CLIA facility”. Tenant’s use of the Suite 263 Temporary Space and for any Additional Temporary Space shall be as general office space and Tenant’s use of the Ping Pong Space shall be for ancillary recreational use related to Tenant’s primary operations, such as for ping pong, etc.

IV.	TENANT IMPROVEMENTS

a.

Tenant shall make improvements to the expanded Premises pursuant to the terms of the Workletter attached hereto as Exhibit B. Landlord shall make a $674,850.00 Tenant Improvement Allowance available to Tenant that Tenant may use to apply to the cost of Tenant’s improvements to the Premises, as more fully detailed in the Workletter.

b.

Landlord shall be responsible, at its sole cost and expense, to ensure that Air Handler #2 and the other existing primary HVAC infrastructure serving the Lab Expansion Space is in industry-standard operational condition and has a commercially reasonable remaining useful life on Tenant’s commencing of business in the Lab Expansion Space.

c.

In the event Tenant agrees, in its sole and absolute discretion, to make a mutually satisfactory portion of the Premises available for the creation of additional common area restroom facilities, Landlord agrees that it shall, at its sole cost and expense, pay for the design and construction of such additional common area restroom facilities. Landlord and Tenant agree to work cooperatively on the creation of such restroom facilities in the event Tenant so elects to make such space available for that purpose. Landlord’s obligation to create such facilities shall cease and no longer be valid if Tenant has not made the election prior to June 30, 2016.

V.	RENT AND EXPENSES APPLICABLE TO THE EXISTING PREMISES

a.	Through March 31, 2020, Tenant shall pay Monthly Base Rent along with Tenant’s Share of Operating Expenses and Taxes applicable to the Existing Premises pursuant to the terms of the Existing Lease.

b.

Effective April 1, 2020 and thereafter, Monthly Base Rent applicable to the 18,276 rentable square foot Existing Premises shall be calculated at the then applicable Triple-Net Lab Expansion Space Rental Rates outlined in Section II(c) hereof.

c.

Effective April 1, 2020, Tenant’s Share of Operating Expenses and Taxes applicable to the Existing Premises (taking the form of Rent Adjustments and Rent Adjustment Deposits) shall no longer be calculated with a Base Year, but rather shall be calculated as fully triple-net where Tenant pays 100% of its pro-rata share of all Operating Expenses and Taxes applicable to the Existing Premises.

VI.	TEMPORARY SPACES

a.

Effective upon the Second Amendment Effective Date, the Monthly Base Rent applicable to the Suite 263 Temporary Office Space shall be reduced from $9,678.75 to become $8,594.73. The aforementioned Monthly Base Rent shall be “fully-serviced”, meaning Tenant shall not be obligated to pay any share of Operating Expenses nor of Taxes related to the Suite 263 Temporary Space through December 31, 2016. As noted in Section I above, Tenant’s Lease as it applies solely to the Suite 263 Temporary Space shall expire December 31, 2016, subject to Tenant’s existing right, in its sole and absolute discretion, to terminate early the Lease as it relates to the Suite 263 Temporary Space only, upon no less than thirty (30) days advance written notice thereof by Tenant to Landlord.

b.

In the event Tenant has reasonable need to house additional employees that it cannot otherwise accommodate in its Premises, and in the event Landlord can make space available, in its reasonable discretion, on the 2nd floor of the Building’s southern end (notionally indicated on Exhibit C hereto) to house such extra employees of Tenant, Tenant shall have the right to request to lease additional space from Landlord. Any areas of the 2nd floor so utilized to house additional Tenant employees will be referred to as “Additional Temporary Space”, and such areas will be identified from time-to-time on a floorplan provided by Landlord to Tenant. Tenant agrees to use reasonable efforts to utilize the smallest space to accommodate its employees, but such space may include one or more conference rooms/offices if the same are reasonably available adjacent to or within the identified Exhibit C space. Tenant shall pay Landlord Rent in respect of any Additional Temporary Space equal to $400.00 per month per employee so housed in the Additional Temporary Space. In the event Landlord reasonably requires recapture of the Additional Temporary Space in order to meet other third-party tenant space needs, Landlord shall have the right, with four weeks advance written notice to Tenant, to terminate Tenant’s right to lease any Additional Temporary Space.

c.

Landlord and Tenant hereby reconfirm the terms of the Lease as they relate to the Ping Pong Space, including Landlord’s right to terminate Tenant’s lease of the Ping Pong Space at any time with two (2) weeks notice.

VII.	RENEWAL OPTION:

Tenant’s five-year Renewal Option, as such is defined in Section 2.7 of the ESE Lease and referenced in Section 4 of the Original Lease, shall apply to the entirety of the Premises (i.e. the combined Existing Premises and Lab Expansion Space, and also Suite 350, if Tenant has elected its Suite 350 Expansion Option more fully defined in Section X hereof and has not terminated its lease of Suite 350 per the terms of Section X(b) hereof), but shall not apply to the Suite 263 Temporary Space nor to any Additional Temporary Space nor to the Ping Pong Space, said spaces having no Tenant Renewal Option.

VIII.	SECURITY DEPOSIT

Prior to the making of this Second Amendment, the Security Deposit called for in the Lease was $75,297.12. Effective on the Second Amendment Effective Date, the Security Deposit as specified in the First Amendment shall be increased by $97,516.14 to become a new total of $172,813.26. Tenant shall have up to five (5) business days following the Second Amendment Effective Date to remit the additional $97,516.14 Security Deposit amount to Landlord.

Following the Second Amendment Effective Date, Tenant shall have the right to substitute a Letter of Credit, as such term is hereafter defined, for the cash Security Deposit. In the event Tenant notifies Landlord of Tenant’s intent to so substitute a Letter of Credit, Landlord will reasonably cooperate with Tenant to do so. For purposes of this section, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit, draw-able in the San Francisco Bay Area, issued by a national bank reasonably satisfactory to Landlord, naming Landlord as the beneficiary and otherwise in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be for at least a one (1) year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder; (ii) that if Tenant fails to pay any Rent due under the Lease after applicable notice and cure periods, if any, with respect to any provision of the Lease, Landlord may at its sole option draw upon the Letter of Credit in an amount sufficient to cure such failure by Tenant, and the bank will honor a sight draft of Landlord accompanied by only a statement of Landlord that it has the right to draw upon the Letter of Credit pursuant to the terms of the Lease or that Tenant has filed a petition of bankruptcy, (iii) that notwithstanding such statement, the bank shall honor such draw without inquiry and the bank shall not have the authority, ability, right or discretion to inquire as to the basis for such statement, (iv) that in the event of Landlord’s assignment or other transfer of its interest in the Lease, the Letter of Credit shall be freely transferable by Landlord, one or more times, without charge and without recourse to the Landlord or the assignee or transferee of such interest; (v) that the Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions), International Chamber of Commerce Publication No. 600; (vi) that the Letter of Credit will be automatically renewed upon the expiration of its initial term for additional one (1) year periods, not to extend beyond sixty (60) days after the Expiration Date of the Lease: and (vii) if the bank does not confirm the extension of the Letter of Credit at least thirty (30) days prior to the relevant expiration date or if the Tenant does not substitute a replacement Letter of Credit by such date, or if a monetary Default occurs under the Lease, Landlord shall be entitled to draw on the Letter of Credit and to hold and apply such funds as an additional Security Deposit in accordance with the terms of this Lease.

IX.	PARKING

Effective upon the Second Amendment Effective Date, Tenant’s existing rights to utilize fifty (50) parking spaces shall be increased by an additional thirty-five (35) spaces (with five (5) of such spaces to be so-called “premium” spaces located in the EmeryStation l Building) to become a new total of eighty-five (85) spaces. Upon the December 31, 2016 maturity of the Lease as it applies to the Suite 263 Temporary Space or upon Tenant’s earlier termination thereof pursuant to its right outlined in Section V(a) hereof, Tenant’s parking shall remain at a total of eighty-five (85) spaces notwithstanding the removal of the Suite 263 Temporary Space from Tenant’s total Premises. Tenant shall continue to pay Landlord’s quoted rates for parking and shall be subject to all rules and regulations relating thereto.

X.	EXPANSION

a.

Suite 350: Tenant is granted a one-time right to expand its Premises by addition thereto of the existing 4,515 rentable square foot office Suite 350 (“Suite 350”, as more clearly delineated on Exhibit D hereto). As part of this right, Tenant shall have the right to expand Suite 350 by the addition thereto of the small common seating area (the “Seating Area”), as such is more clearly delineated on Exhibit D. In the event Tenant elects to include the Seating Area into Suite 350, the rentable square footage of the enlarged Suite 350 shall be 4,684. Tenant’s option to lease Suite 350 (including possibly the Seating Area) is referred to herein as the “Suite 350 Expansion Option”.

Tenant may invoke the Suite 350 Expansion Option (including the decision whether or not to include therein the Seating Area) by written notice to Landlord made on or before June 30, 2016. In the event Tenant so notifies Landlord of Tenant’s election of the Suite 350 Expansion Option, Landlord shall deliver possession of Suite 350 (and also of the Seating Area, if applicable) to Tenant, in their then respective as-is conditions, within thirty (30) days of Landlord recapturing possession of Suite 350 from the prior third-party tenant. The date of Landlord’s delivery of possession of Suite 350 to Tenant shall be referred to as the “Suite 350 Commencement Date”.

Effective upon the Suite 350 Commencement Date, Suite 350 (and the Seating Area, if applicable) shall be added to Tenant’s Premises and shall be subject to all the terms and conditions of the Lease. To reflect the addition to Tenant’s Premises of Suite 350, the Monthly Base Rent Tenant is otherwise obligated to pay for the Premises pursuant to the terms of the Lease shall be increased by monthly base rent applicable to Suite 350 (the “Suite 350 Monthly Base Rent”). The Suite 350 Monthly Base Rent shall be equal to the Suite 350 rentable square footage (which may include the rentable square footage of the Seating Area, as discussed above), multiplied by the Suite 350 Monthly Base Rental Rate applicable from time to time, as outlined below:

PERIOD	SUITE 350 MONTHLY BASE RENTAL RATE

Present—12/31/16	$3.33 per rentable square foot per month

Commencing January 1, 2017 and annually thereafter, the Suite 350 Monthly Base Rental Rate shall be increased by three percent (3%). Notwithstanding any of the above, Suite 350 shall be free of Monthly Base Rental for the first sixty (60) days following the Suite 350 Commencement Date.

The Suite 350 Monthly Base Rental Rate applicable to the period up to and including December 31, 2016 above is intended to represent a “fully-serviced” rate, meaning that as it relates solely to Suite 350, Tenant’s Rent Adjustments and Rent Adjustment Deposits (which are the vehicle for Tenant paying Tenant’s share of Operating Expenses and of Taxes relating to Suite 350) will be calculated using a Base Year of calendar 2016.

In the event Tenant adds Suite 350 to its Premises pursuant to the terms above, Landlord agrees to make a Tenant Improvement Allowance equal to $20.00 per rentable square foot times the rentable square footage of Suite 350 available to Tenant, which Tenant may apply to the costs of Tenant Improvements Tenant makes to Suite 350 (the “Suite 350 Tenant Improvement Allowance”), such Suite 350 Tenant Improvement Allowance to be provided per the terms of the Workletter.

In the event Tenant adds Suite 350 to its Premises pursuant to the above, Tenant’s parking shall be increased by thirteen (13) spaces, for which Tenant shall pay Landlord’s quoted rates. In the event Tenant terminates its lease of Suite 350 pursuant to the terms of Section X(b) hereof, Tenant’s parking would then be decreased by said thirteen spaces.

b.

EmeryStation West: Landlord’s affiliate EmeryStation West, LLC (“ESW”) controls a site northwest of the Building, upon which site ESW is contemplating the development of a new commercial building referred to as “EmeryStation West”. Landlord hereby agrees to arrange for Tenant to have a one-time right of negotiation (“RON”) with ESW regarding the possibility of Tenant leasing space in EmeryStation West. The business terms of Tenant’s RON will be as follows:

* The Term of the RON will commence upon the Second Amendment Effective Date and shall end, being of no further force and effect, upon the earlier to occur of: a) the expiry or earlier termination of this Lease, b) the end of the RON period, as defined below, and c) the date ESW conveys or transfers the EmeryStation West property to any entity that is not an Affiliate (as defined in the Lease).

* Tenant’s RON shall be subject and subordinate to any existing or future loan(s) seemed by a mortgage or deed of trust encumbering the EmeryStation West property, and shall automatically terminate without notice upon the earlier of: a) a conveyance of a deed in lieu of foreclosure or b) upon a judicial or non-judicial foreclosure of the property. Tenant covenants and agrees to promptly execute any subordination agreement required by an existing or prospective lender confirming that this RON is subject and subordinate to a loan.

* The RON shall be null and void at any time Tenant is in Default under the Lease and does not timely cure the same.

* Tenant acknowledges and agrees to all of the following: a) ESW has no obligation to construct EmeryStation West or any other improvements on the property, b) the decision to build any improvements on the subject site, and the decision as to design, size, type and mix of improvements to be built and uses to be housed therein, if any (i.e. commercial, office, lab, research and development, residential, retail, or a mix of different uses), and the decision as to the timing of the building of such improvements, if any, shall be determined by ESW in its sole and absolute discretion.

* Tenant’s RON shall only be valid in the event ESW is willing, in its sole and absolute discretion, to lease for General Office Use purposes as little as 60,000 rentable square feet of space on the uppermost occupiable floors of EmeryStation West. Tenant agrees and acknowledges that ESW may elect not to lease space for General Office Use and/or may elect to seek other third-party tenants to take greater amounts of space than 60,000 rentable square feet.

* In the event: a) ESW has elected to construct EmeryStation West, and b) ESW is willing to lease at least 60,000 rentable square feet of space on the project’s uppermost floors for General Office purposes, and c) Tenant’s RON is in full force and effect, then ESW and Tenant agree to negotiate in good faith for a period of thirty (30) days regarding Tenant’s potential lease of space in EmeryStation West (said thirty-day period being referred to as the “RON Period”), it being agreed and acknowledged by both ESW and Tenant that the terms of any such lease would be subject to the mutual satisfaction of each party in its sole and absolute discretion.

* In the event that ESW and Tenant have not entered into a mutually-satisfactory lease for space in EmeryStation West by the end of the RON Period, Tenant’s RON shall be null and void and of no further force and effect. In the event the RON period has so expired without a new lease being entered into, Tenant shall have the right, within no more than fifteen (15) days after the expiration of the RON Period, to notify Landlord in writing (“Tenant’s Suite 350 Termination Notice”) of Tenant’s intent to cancel early the Lease as it applies to Suite 350 only (in the event Tenant has leased Suite 350 pursuant to Section X(a) above), such termination to take place ninety (90) days after the date Landlord receives Tenant’s Suite 350 Termination Notice. Tenant’s early cancellation of its Lease of Suite 350 will be at no cost to Tenant and will have no effect on the Lease as it relates to the balance of Tenant’s Premises.

* Landlord and Tenant herby re-confirm the terms regarding Tenant’s right to sublet as such are stated in Section 11 of the Lease and in Section 10 of the ESE Lease, such that, in the event that ESW and Tenant are unable to agree upon the terms of a lease in EmeryStation West, or in the event the RON expires, Tenant shall have the right, in its discretion, to sublease all or a part of the Existing Premises and Lab Expansion Space, and also Suite 350, if Tenant has elected its Suite 350 Expansion Option, all pursuant to the more detailed terms and conditions of the earlier-referenced sections.

XI.	BROKERAGE

Tenant represents and warrants to Landlord that it has been represented in this transaction by CRESA, to whom Landlord will pay a brokerage commission pursuant to a separate agreement, and that no brokerage commission or other such fee shall be due and payable by Landlord to any other representative of Tenant as a result hereof.

XII.	OTHER

Other than the terms of this Second Amendment outlined above, all other terms and conditions of the Original Lease and First Amendment thereto remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment.

TENANT:		LANDLORD:

Berkeley Lights, Inc., a Delaware corporation		Emery Station Joint Venture LLC a California limited liability company

By:	/s/ Stuart Merkadeau	By:	/s/ Richard K. Robbins
Print Name: Stuart Merkadeau		Print Name: Richard K. Robbins

EXHIBIT A

LAB EXPANSION SPACE

WAREHAM
DEVELOPMENT
5858 HORTON STREET
EMERYVILLE, CA

LAB EXPANSION SPACE
COMMON
VACANT SUITE
LEASED SUITE
LEASED SUITE
LEASED SUITE

DGA planning | architecture | interiors
11.24.14

FLOOR 3

EXHIBIT B

WORKLETTER AGREEMENT

(TENANT BUILD)

1. Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

1.1 “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Tenant in the Premises which are the final product of the preliminary space planning and which include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord’s review;

1.2 “Construction Documents” means, collectively, (a) a copy of the proposed construction contract for the Tenant Improvements, (b) a written assignment of the construction contract, creating a prior perfected security interest in all of Tenant’s rights thereunder in favor of Landlord and containing the written consent of Tenant’s general contractor to the assignment, (c) a copy of the architect’s contract for the Tenant Improvements, (d) a written assignment of the architect’s contract, creating a prior perfected security interest in all of Tenant’s rights thereunder in favor of Landlord and containing the written consent of Tenant’s architect to the assignment, and (e) a list of all subcontractors and materials suppliers proposed to be used by Tenant in connection with the construction of the Tenant Improvements;

1.3 “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease;

1.4 “Schedule of Values” means the allocation of costs to the various portions of the work involved in the construction and installation of the Tenant Improvements and setting forth Tenant’s reasonable, good faith estimate of the timing of Landlord’s disbursements of the Tenant Improvement Allowance and the amount of each such disbursement;

1.5 “Tenant Improvements” means all real property improvements to be constructed by Tenant as shown on the Construction Drawings, as they may be modified as provided herein;

1.6 “Tenant Improvement Allowance” means the amounts to be paid by Landlord set forth in Section IV(a) of the Second Amendment on account of all construction costs, space planning and design fees, architecture and engineering fees, permit fees and construction management fees incurred by Tenant in designing and constructing the Tenant Improvements. Tenant shall not be entitled to any cash payment, credit, offset or other benefit based on any excess of the Tenant Improvement Allowance over the actual costs of the construction and installation of the Tenant Improvements.

2. Development of Plans

2.1 Approval of Architect and Contractor. Tenant’s architect, contractor, major suppliers and major subcontractors shall each be subject to the reasonable approval of Landlord. Landlord may request information about these entities, including financial statements and a summary of representative projects. If Landlord does not approve the architect, contractor, any major subcontractor or major supplier, the parties shall negotiate in good faith to select another architect, contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of any entity or person, who, in Landlord’s determination, is financially or otherwise professionally unqualified to design or construct the Tenant Improvements. In addition, in the event Landlord determines that a performance bond and labor and materials payment bond is necessary to ensure lien-free completion of the Tenant Improvements, Landlord may condition its approval of a contractor upon Tenant’s obtaining such bonds, each in an amount equal to one hundred percent (100%) of the estimated cost of the Tenant Improvements and in a form reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord’s approval of any architect, contractor, subcontractor or materials supplier shall not constitute Landlord’s representation or warranty that any such architect, contractor, subcontractor or supplier is in fact qualified to perform the Tenant Improvements.

2.2 Design Documents. Prior to Tenant’s commencement of the construction of the Tenant Improvements, Tenant shall prepare the Design Documents and deliver them to Landlord. Within ten (10) business days following delivery of the Design Documents, Landlord shall approve the Design Documents or deliver to Tenant written notice of their disapproval which shall specify the changes that must be made to the Design Documents as a condition of Landlord’s approval. Within ten (10) business days following receipt of Landlord’s notice of disapproval, Tenant shall deliver a revised set of Design Documents to Landlord which shall incorporate the changes specified in Landlord’s notice of disapproval.

2.3 Construction Drawings. As soon as the Design Documents are approved by Landlord, Tenant shall prepare the Construction Drawings that are consistent with and logical evolutions of the Design Documents and the Schedule of Values. The Construction Drawings and Schedule of Values shall be delivered to Landlord for approval. If Landlord does not approve the Construction Drawings and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within ten (10) business days following receipt thereof, written notice of such disapproval. The notice shall specify the changes that must be made to the Construction Drawings and/or the Schedule of Values as a condition for obtaining Landlord’s approval. Within ten (10) business days following receipt of Landlord’s notice of disapproval, Tenant shall deliver a revised set of Construction Drawings and/or Schedule of Values to Landlord, which incorporate the changes specified in Landlord’s notice of disapproval. Landlord and Tenant shall each sign a copy of the approved Construction Drawings and Schedule of Values.

2.4 Landlord’s Approval. If the Construction Drawings conform to the Design Documents and this Workletter, Landlord’s approval shall not be unreasonably withheld. If the Construction Drawings show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Construction Drawings or if Landlord conditions its consent to such Construction Drawings upon Tenant’s paying to Landlord, prior to the commencement of construction, the full cost of modifying or changing the shell of the Building. Landlord may, at Landlord’s option, have the Design Documents or the Construction Drawings reviewed by Landlord’s architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord’s review of the Design Documents and the Construction Drawings. Tenant shall reimburse the cost of any such review to Landlord within ten (10) days following demand therefor by Landlord. In no event shall the approval by Landlord (or Landlord’s architect, engineer or construction manager) of the Design Documents or the Construction Drawings constitute a representation or warranty by Landlord (or Landlord’s architect, engineer or construction manager) of: (i) their accuracy, sufficiency or completeness for their intended purpose; (ii) the absence of design defects or construction flaws; or (iii) their compliance with applicable laws. Tenant agrees that Landlord (and Landlord’s architect, engineer and construction manager) shall incur no liability by reason of its approval or disapproval of any item.

2.5 Compliance with Laws. Tenant covenants, agrees, represents and warrants that the Design Documents and Construction Drawings (i) shall be in a form satisfactory for filing with appropriate governmental authorities and (ii) shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities, including all building codes and the ADA.

2.6 Changes. No changes shall be made to the Design Documents or the Construction Drawings without the prior written consent of Landlord. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord within five (5) business days following Landlord’s receipt of detailed information pertaining to the proposed change. Landlord’s failure to approve any proposed change within five (5) business days shall be deemed Landlord’s disapproval thereof.

3. Construction of Tenant Improvements

3.1 Permits and Approvals. Tenant shall submit the Construction Drawings to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements unless and until Tenant has obtained all necessary permits and approvals and has delivered copies of these documents to Landlord.

3.2 Construction Documents. Prior to the commencement of construction and installation of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord’s approval, the Construction Documents. Within five (5) business days following the delivery of all of the Construction Documents, Landlord shall approve such information or deliver to Tenant written notice of disapproval of all or any information contained therein. If Landlord does not approve the proposed construction contract, proposed form of subcontractor agreement or the proposed architect’s contract for the Tenant Improvements, Landlord’s notice shall specify the changes that must be made to these agreements as a condition of Landlord’s approval. Within five (5) business days following receipt of Landlord’s notice of disapproval, Tenant shall deliver to Landlord revised copies of the proposed architect’s and/or contractor’s agreements and/or subcontractor’s agreements which incorporate the specified changes. Following approval of the Construction Documents by Landlord, Tenant shall not materially amend, materially modify or terminate any of the Construction Documents without Landlord’s prior written approval.

3.3 Commencement and Completion of Construction. Following Tenant’s satisfaction of all of the requirements of Section 2 above and this Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Construction Drawings and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days’ prior written notice of its commencement of construction or delivery of materials to the Premises to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements.

3.4 Building Systems. In no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion. If Tenant performs works that pertains to the structure of the building or the building’s systems, Landlord may require Tenant to engage Landlord’s structural engineer to design, supervise and monitor any construction work affecting either the Building systems or the structure of the Building.

3.5 Inspections. Landlord and its officers, agents or employees shall have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Construction Drawings and all of the requirements of this Workletter. Tenant acknowledges, however, that Landlord is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant agrees that it shall not rely upon Landlord to perform any of these activities. Neither the inspection rights granted to Landlord in this Workletter, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with this Workletter, the Construction Drawings and all requirements of applicable law.

3.6 Walk-Through of Tenant Improvements. Within two (2) business days following the completion of the Tenant Improvements, Tenant shall notify Landlord and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within ten (10) business days following Tenant’s notice, Landlord (or its representative) shall walk-through and inspect Tenant’s work on the Tenant Improvements and shall either approve Tenant’s work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord’s reasonable satisfaction. Landlord’s approval of the Tenant Improvements, or Landlord’s failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Construction Drawings, this Workletter and all applicable laws.

3.7 Final Documents. Following completion of the Tenant Improvements, Tenant shall (a) obtain and deliver to Landlord a copy of the certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (b) promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant’s architect(s); (d) deliver to Landlord a certificate of Tenant’s architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Construction Drawings; (e) deliver to Landlord a certificate of Tenant’s contractor(s) certifying completion of the Tenant Improvements in substantial accordance with the Construction Drawings; (f) deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the contractor and each responsible subcontractor) for the Tenant Improvements; and (g) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals related to the Tenant Improvements.

4. Payment of Costs of Tenant Improvements.

4.1 Tenant’s Cost. Any cost incurred in the design or construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant in accordance with the terms and conditions set forth below, including without limitation by Tenant’s use of the Additional Tenant Improvement Allowance. The costs of the Tenant Improvements shall include the following items:

(a) The costs of the architect, contractor, suppliers and subcontractors and any other consultants retained by Tenant in connection with the preparation of Design Documents and Constructions Drawings, including, engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

(c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including: (i) the construction administration fee to Landlord in the amount of 2% of the costs of the Tenant Improvements, and (ii) the cost of any services or utilities made available by Landlord;

(e) All costs of designing, procuring, constructing and installing Tenant Improvements in compliance with all applicable laws, including with all building codes and the ADA; and,

(f) All fees payable to Landlord’s architectural or engineering firm if they are required to review, monitor or design any portion of the Tenant Improvements.

4.2 Restrictions on Use of Tenant Improvement Allowance; Landlord Owned FF&E. In no event shall the Tenant Improvement Allowance be used to pay any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property to be used in the Premises by Tenant, which cost shall be paid by Tenant.

4.3 Procedure for Disbursement of the Tenant Improvement Allowance. Upon Substantial Completion of the Tenant Improvements and payment of full by Tenant of all such Tenant Improvements, Tenant shall have the right to deliver to Landlord such invoices marked paid and other evidence as Landlord shall reasonably require of the cost of the design of the Tenant Improvements and the cost of the Tenant Improvements already constructed and Landlord shall pay within forty-five (45) days of such an amount up to the TI Allowance; provided, however, that no invoices or other evidence shall not be submitted by Tenant to Landlord until all of the following, have occurred: (i) Landlord has reasonably and timely determined that all of the Tenant Improvements have been Substantially Completed in accordance with the Construction Documents, based upon certifications satisfactory to Landlord delivered by Tenant and Tenant’s architect; (ii) Tenant shall have complied with the requirements set forth in Section 3.7 above; (iii) Tenant shall have submitted to Landlord a cost breakdown of Tenant’s final and total construction costs incurred in connection with the Tenant Improvements, together with receipted invoices showing evidence of full payment therefor; (iv) Tenant shall have completed Landlord’s punchlist items; and (v) the Lease shall be in full force and effect.

5. Rent Commencement Date. Until the January 1, 2016 date specified in the Second Amendment, the entry into the Lab Expansion Space by Tenant to perform Tenant Improvements shall be without payment of Base Monthly Rent or Rent Adjustments applicable to the Lab Expansion Space, but such entry and all acts in connection with it are subject to and governed by all other provisions of the Lease, including without limitation, Tenant’s indemnification and insurance obligations.

6. General Requirements for Construction.

6.1 Tenant’s Obligation to Construct. Tenant shall construct and install the Tenant Improvements in a good and workmanlike manner in accordance with the Construction Drawings, this Workletter and all applicable laws. Tenant shall be solely responsible for the payment of all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord as provided for in this Workletter.

6.2 Tenant’s Access to the Premises. Tenant shall coordinate with the Building’s project manager for access to the Premises and the scheduling of construction work. Tenant shall exercise due diligence and best efforts to ensure that Tenant’s construction and installation of the Tenant Improvements does not unreasonably interfere with the use and enjoyment of other tenants of the Building or the Project. Landlord shall use commercially reasonable efforts to accommodate Tenant’s scheduling of deliveries and construction activities.

6.3 Coordination of Construction Activities. If any shutdown of plumbing, electrical or air conditioning equipment of the Building becomes necessary during the course of construction of the Tenant Improvements, Tenant shall notify Landlord and Landlord and Tenant shall agree upon when, and upon what conditions, such shutdown may be made in order to cause the least disruption to other tenants in the Building. Any damage to the Building or the Project caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant’s sole cost and expense.

6.4 Protection against Lien Claims. Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises, the Building or the Project. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

6.5 Indemnification. Except to the extent attributable to the gross negligence and or willful misconduct of Landlord, Tenant shall, at Tenant’s sole cost and expense, defend, indemnify, save and hold Landlord harmless from and against any and all claims, liabilities, demands, losses, expenses, damages or causes of actions (whether legal or equitable in nature) asserted by any person, firm, corporation, governmental body or agency or entity arising out of the construction of the Tenant Improvements. Except to the extent attributable to the gross negligence and or willful misconduct of Landlord, Tenant shall pay to Landlord upon demand all claims, judgments, damages, losses or expenses (including attorneys’ fees) incurred by Landlord as a result of any legal action arising out of the construction of the Tenant Improvements. This indemnification shall be in addition to the insurance requirements set forth in the Lease and this Workletter and the obligations hereunder shall survive the expiration or termination of the Lease.

7. Insurance.

7.1 Tenant’s Required Insurance Coverage. At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of (i) the insurance coverage required under Article 16 of the Lease; and (ii)

broad form “Builder’s Risk” property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements. All such policies shall provide that thirty (30) days’ written notice must be given to Landlord prior to termination or cancellation. The insurance policies shall name Landlord and Landlord’s property manager as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord’s agents by reason of the negligence of Tenant or Tenant’s contractors, subcontractors and/or employees.

7.2 Other Insurance Coverage. At least five (5) business days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant’s contractor and Tenant’s architect evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary for the construction of the Tenant Improvements: (i) professional liability insurance; (ii) commercial general liability insurance; (iii) business automobile liability insurance; (iv) workers’ compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i), (ii), (iii) and (v) above shall name Landlord and Landlord’s property manager as additional insureds, and all such policies shall provide that thirty (30) days’ written notice must be given to Landlord prior to termination or cancellation.

7.3 Waivers of Claims against Landlord. Tenant waives, and Tenant shall use best efforts to cause each of its architects, contractors, suppliers and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder and shall cause each respective insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

8. Default and Remedies.

8.1 Defaults. Each of the following events shall constitute an event of default (“Default”) under this Workletter:

(a) Failure by Tenant to commence and/or complete construction and installation of the Tenant Improvements in accordance with the terms and conditions set forth in this Workletter or the failure by Tenant to comply with any of the covenants, provisions or conditions of this Workletter;

(b) Deviations in construction from the Construction Drawings (as determined by Landlord or its representative) without the approval of Landlord, the appearance of defective workmanship or materials in the construction of the Tenant Improvements which are not corrected by Tenant within thirty (30) days after notice from Landlord (or if the defect is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such defect is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion); and

(c) The default or breach by Tenant of any provision of the Lease.

8.2 Remedies. In the event of a Default by Tenant under this Workletter, Landlord shall thereafter have no further obligation to disburse any portion of the Tenant Improvement

Allowance unless and until such Default is cured. Any such Default shall be a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease. In addition, upon the occurrence of a Default, Landlord shall have the right (but not the obligation), at Tenant’s sole cost and expense, to enter upon the Premises and take over and complete construction and installation only as to those areas where the construction or installation of the Tenant Improvements has been commenced and such other areas to the extent necessary to relet the Premises, and to make disbursements from the Tenant Improvement Allowance toward completion of the Tenant Improvements. In connection with undertaking such work, Landlord may discharge or replace the contractors or subcontractors performing such work. Where substantial deviations from the Construction Drawings have occurred which have not been approved by Landlord, or defective or unworkmanlike labor or materials are being used in construction of the Tenant Improvements, Landlord shall have the right to demand that such labor or materials be corrected, and if the same are not so corrected, shall have the right to immediately order the stoppage of all construction until such condition is corrected, until the defective work is corrected to Landlord’s satisfaction.

9. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

EXHIBIT C

ADDITIONAL TEMPORARY SPACE

VAREHAM
DEVELOPMENT
5858 HORTON STREET
EMERYVILLE, CA

ADDITIONAL TEMPORARY SPACE (LANDLORD'S ELECTION WHICH AREA)
COMMON
VACANT SUITES
LEASED SUITE
LEASED SUITE

11.24.14

FLOOR 2

EXHIBIT D

SUITE 350

WAREHAM
DEVELOPMENT
5858 HORTON STREET
EMERYVILLE, CA

DGA planning | architecture | interiors
11.24.14

SUITE 350
SEATING AREA
COMMON
VACANT SUITE
LEASED SUITE
LEASED SUITE
LEASED SUITE

FLOOR 3

THIRD AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2015 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, as such was modified by that First Amendment to Lease dated June 9, 2015 (the “First Amendment”) and by that Second Amendment to Lease dated September 25, 2015 (the “Second Amendment”), collectively constitute the “Lease”. The Lease is hereby further amended by the terms of this Third Amendment to Lease (the “Third Amendment”), which shall have an effective date of January 11, 2016 (the “Third Amendment Effective Date”). Effective upon the Third Amendment Effective Date, the existing Lease and this Third Amendment thereto shall thereafter collectively constitute and be referred to as the Lease for all purposes thereunder.

Pursuant to Section X of the Second Amendment, Tenant was granted an Expansion Option relating to Suite 350 and to the Seating Area (the “Suite 350 Expansion Option”). Via written notice to Landlord, Tenant has formally invoked its Suite 350 Expansion Option such that both Suite 350 and the Seating Area (as they are more specifically delineated in Exhibit A hereto) shall be added to Tenant’s Premises. Tenant subsequently has requested that the Seating Area be added to Tenant’s Premises concurrent with the addition of the Lab Expansion Space described in the Second Amendment. Landlord and Tenant are therefore entering into this Third Amendment, whose specific terms and conditions are contained herein. All terms referred to in this Third Amendment shall have the meanings attributed to them in the Lease:

I.	POSSESSION:

Landlord shall deliver possession of the Seating Area to Tenant, in its as-is condition, on or before January 1, 2016. Landlord shall deliver possession of Suite 350 to Tenant, in its as-is condition, no more than thirty (30) days following Landlord’s recapturing possession of Suite 350 from the prior third-party tenant thereof. Tenant understands and acknowledges that the Seating Area is not demised from the Building Common Areas and that such demising shall be a responsibility of Tenant as part of the Tenant’s Improvements Tenant is making to the Lab Expansion Space. The date of Landlord’s delivery of possession of Suite 350 to Tenant shall be referred to as the “Suite 350 Commencement Date”.

II.	RENTABLE AREA:

Effective January 1, 2016, the Seating Area shall be added to and become part of Tenant’s Premises. The Seating Area is agreed to measure 169 rentable square feet (the “Seating Area Rentable Area”). Effective upon the Suite 350 Commencement Date, Suite 350 shall added to and become a part of Tenant’s Premises. Suite 350 is agreed to measure 4,515 rentable square feet. As a result,

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Tenant’s Premises shall be increased by 4,515 rentable square feet (the “Suite 350 Rentable Area”).

III.	MONTHLY BASE RENT:

Effective January 1, 2016, the Monthly Base Rent otherwise specified in and called for by the Lease shall be increased by the “Seating Area Monthly Base Rent”, which is defined to be the product of the Seating Area Rentable Area times the “Suite 350 Monthly Rental Rate” applicable from time to time, as such is defined herein. Effective upon the Suite 350 Commencement Date, the Monthly Base Rent otherwise called for shall be further increased by the “Suite 350 Monthly Base Rent”, which is defined to be the product of Suite 350 Rentable Area times the “Suite 350 Monthly Rent Rate” applicable from time to time, as such is defined herein.

The “Suite 350 Monthly Rent Rate” shall be equal to $3.33 per rentable square foot per month during calendar year 2016. On January 1, 2017 and annually thereafter, the Suite 350 Monthly Rental Rate shall increase by three percent (3%). Notwithstanding anything above to the contrary, the Seating Area Monthly Base Rent shall be zero dollars ($0.00) during the months of January and February 2016, and the Suite 350 Monthly Base Rent shall be zero dollars ($0.00) during the first sixty (60) days following the Suite 350 Delivery Date.

IV.	EXPENSES:

Operating Expenses and Taxes applicable to the Premises other than the Seating Area Rentable Area portion thereof and to the Suite 350 Rentable Area portion thereof shall continue to be determined pursuant to the terms of the Existing Lease. It is Landlord and Tenant’s intent that the Monthly Base Rent for both the Seating Area Rentable Area and to the Suite 350 Rentable Area represents a “fully-serviced” rent subject to a 2016 Base Year. Landlord and Tenant hereby agree that this means that Tenant shall pay its pro-rata share (based on the Seating Area Rentable Area and to the Suite 350 Rentable Area) of Operating Expenses and Taxes in the form of additional Rent Adjustments and additional Rent Adjustment Deposits, which shall be calculated as set forth in Article 4 of the ESE Lease, as such was modified by Section 2A of the Lease, such that Tenant shall pay for all utilities related to Suite 350 and to the Seating Area as well as increases in Operating Expenses and Taxes applicable to Suite 350 and to the Seating Area above a 2016 Base Year.

III.	USE

Tenant’s use of Suite 350 and of the Seating Area shall be for General Office purposes.

IV.	TENANT IMPROVEMENTS

Tenant shall make improvements to Suite 350 and to the Seating Area pursuant to the terms of the Workletter attached to the Lease. Landlord shall make a $93,680.00 Tenant Improvement Allowance available to Tenant that Tenant may use to apply to the cost of Tenant’s improvements to Suite 350, as more fully detailed in the Workletter.

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V.	PARKING

Effective upon the Suite 350 Delivery Date, Tenant’s existing rights to utilize eighty-five (85) parking spaces pursuant to the Second Amendment shall be increased by an additional thirteen (13) spaces to become a new total of ninety-eight (98) spaces. As stated in the Second Amendment and re-confirmed here: (i) upon the December 31, 2016 maturity of the Lease as it applies to the Suite 263 Temporary Space or upon Tenant’s earlier termination thereof pursuant to its right outlined in Section V(a) of the Second Amendment, Tenant’s parking shall be reduced by a total of eight (8) spaces to reflect the removal of the Suite 263 Temporary Space from Tenant’s total Premises, and (ii) in the event Tenant terminates its lease of Suite 350 pursuant to the terms of Section X(b) of the Second Amendment, Tenant’s parking would then be decreased by said thirteen (13) spaces. Tenant shall continue to pay Landlord’s quoted rates for all parking and shall be subject to all rules and regulations relating thereto.

VI.	BROKERAGE

Tenant represents and warrants to Landlord that it has been represented in this transaction by CRESA, to whom Landlord has already or will pay a brokerage commission pursuant to a separate agreement, and that no brokerage commission or other such fee shall be due and payable by Landlord to any other representative of Tenant as a result hereof.

VII.	OTHER

Other than the terms of this Third Amendment outlined above, all other terms and conditions of the original Lease and First and Second Amendments thereto remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability company

By:	/s/ Stuart Merkadeau	By:	/s/ Richard Robbins
Print Name:	Stuart Merkadeau	Print Name:	Richard K Robbins

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EXHIBIT A

SUITE 350 AND SEATING AREA

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SEATING AREA
169 RSF
SUITE 362
2,438 RSF
SUITE 360
5,557 RSF
SUITE 350
4,515 RSF
SUITE 300
48,877 RSF
SUITE 375
9,361 RSF
SUITE 370
7,525 RSF

VDK ARCHITECTS

Drawing:
EMERYSTATION ONE - THIRD FLOOR
5858 HORTON STREET EMERYVILLE CA 94608

Project: 1015.15
Date: 09 DEC 2011

FOURTH AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2015 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, as such was modified by that First Amendment to Lease dated June 9, 2015 (the “First Amendment”) and by that Second Amendment to Lease dated September 25, 2015 (the “Second Amendment”), and by the terms of that Third Amendment to Lease dated January 11 , 2016 (the “Third Amendment”), collectively constitute the “Lease”. The Lease is hereby further amended by the terms of this Fourth Amendment to Lease (the “Fourth Amendment”), which shall have an effective date of January 18 , 2016 (the “Fourth Amendment Effective Date”). Effective upon the Fourth Amendment Effective Date, the existing Lease and this Fourth Amendment thereto shall thereafter collectively constitute and be referred to as the Lease for all purposes thereunder.

Pursuant to the First Amendment, Landlord made available to Tenant space on the Building’s 2nd floor for purposes of Tenant playing ping-pong. Landlord made the Ping Pong Space available to Tenant at no additional rent but subject to Landlord’s right to terminate Tenant’s right to use said space with two (2) weeks’ notice. Landlord subsequently notified Tenant of Landlord’s decision to invoke this termination option, and Tenant must vacate the existing Ping Pong Space on or before January 22, 2016.

Tenant has advised Landlord that it wishes to continue to have temporary space in which to play ping pong, as well as to use for TRX and also for minor storage purposes. Landlord hereby agrees to add the 1,198 rentable square foot Suite 190 (“Suite 190”, as such is defined on Exhibit A attached hereto) to Tenant’s Premises effective upon the Effective Date of this Fourth Amendment and ending upon December 31, 2016 (the “Suite 190 Lease Term”) for Tenant to utilize for such purposes. Tenant’s lease of Suite 190 shall be pursuant to all the terms and conditions of the Lease other than the obligation to pay rent and expenses. During the Suite 190 Lease Term, Tenant will agree to pay Landlord $500.00 monthly in consideration for Landlord’s utility and repair and maintenance costs associated with Suite 190. Tenant agrees to accept Suite 190 in its existing as-is condition, and to return possession of Suite 190 to Landlord on or before the end of the Suite 190 Lease Term. Tenant’s failure to do so will constitute a default under the Lease.

Tenant represents and warrants to Landlord that it has represented itself in this transaction,, and that no brokerage commission or other such fee shall be due and payable by Landlord to any representative of Tenant as a result hereof.

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Other than the terms of this Fourth Amendment outlined above, all other terms and conditions of the original Lease and First, Second and Third Amendments thereto remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability company

By:	/s/ Stuart Merkadeau	By:	/s/ Richard Robbins
Print Name:	Stuart Merkadeau	Print Name:	Richard K. Robbins

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EXHIBIT A

SUITE 190

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MEZZANINE AT
SUITE 170
2,545 USF
SUITE 190
1,198 RSF
WAREHAM
ENGINEERING
OFFICE
MPOE
FITNESS CENTER
W/ RESTROOMS
SUITE 193
380 RSF
SUITE 197
920 RSF
SUITE 170
6,891 RSF +
2,545 USF
(GROUND +
MEZZ.)
SUITE 155
770 RSF
SUITE 151
1,120 RSF
SUITE 150
1,913 RSF
SUITE 101
1,983 RSF
SUITE 100
4,016 RSF
LOADING
DOCK
MAIN ELEC.
ROOM

VDK ARCHITECTS

Drawing:
EMERYSTATION ONE - FIRST FLOOR

Project: 1015.15

Date: 09 DEC 2011

FIFTH AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2014 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, as such was modified by that First Amendment to Lease dated June 9, 2015 (the “First Amendment”) and by that Second Amendment to Lease dated September 25, 2015 (the “Second Amendment”), by the terms of that Third Amendment to Lease dated January 11, 2016 (the “Third Amendment”), and by the terms of the Fourth Amendment to Lease dated January 18, 2016 (the “Fourth Amendment”), collectively constitute the “Lease”. The Lease is hereby further amended by the terms of this Fifth Amendment to Lease (the “Fifth Amendment”), which shall have an effective date of April 7, 2016 (the “Fifth Amendment Effective Date”). Effective upon the Fifth Amendment Effective Date, the existing Lease and this Fifth Amendment thereto shall thereafter collectively constitute and be referred to as the Lease for all purposes thereunder.

Tenant has requested, and Landlord has agreed, to allow Tenant to expand its Premises by addition thereto of additional space on the 5th floor of the Building. Landlord and Tenant are therefore entering into this Fifth Amendment, whose specific terms and conditions are contained herein. All terms referred to in this Fifth Amendment shall have the meanings attributed to them in the Lease:

I.	FIFTH FLOOR EXPANSION SPACE AND POSSESSION:

The area on the 5th floor of the Building, commonly referred to as Suite 550/555 and more specifically outlined in Exhibit A hereof, shall constitute and be referred to as the “Fifth Floor Expansion Space”. Landlord and Tenant hereby agree that the Fifth Floor Expansion Space measures 3,725 rentable square feet. Tenant shall accept possession of the Fifth Floor Expansion Space from Landlord in its as-is condition, subject only to Landlord’s obligation, at Landlord’s sole cost and expense, to remove therefrom all existing FF&E such as the unconnected fume hoods, office cubicles, etc., such work defined to be the “Fifth Floor Expansion Space Landlord Work”. The date of Landlord’s delivery of possession of the Fifth Floor Expansion to Tenant with the Fifth Floor Expansion Space Landlord Work Substantially Complete shall be referred to as the “Fifth Floor Expansion Space Commencement Date”. Tenant shall be allowed access to the Fifth Floor Expansion Space, and may move equipment, desks and materials into the Fifth Floor Expansion Space, and do such IT work and/or work related to the connection of CDA and vacuum lines, prior to Landlord’s completion of the Fifth Floor Expansion Landlord Work. From and after the Fifth Floor Expansion Space

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Commencement Date, the Fifth Floor Expansion Space shall be considered part of Tenant’s Premises and subject to all the terms and conditions relating thereto under the Lease, including Tenant’s obligation to pay the appropriate Tenant Share of Operating Expenses and Taxes as they relate to the Fifth Floor Expansion Space, as more fully detailed below.

In the event that an existing suite of lab and office space which is both immediately adjacent (including across the hall) to Tenant’s existing Premises on the 3rd floor and is roughly equivalent in rentable area to the Fifth Floor Expansion becomes available within three (3) years following the Fifth Floor Commencement Date, Landlord agrees to discuss with Tenant possible opportunities for Tenant to exchange the Fifth Floor Expansion Space for such newly-available space, it being understood that the determination to accomplish such a swap of spaces would be up to both Landlord and Tenant in each’s sole and absolute discretion.

II.	LEASE TERM AS IT RELATES TO THE FIFTH FLOOR EXPANSION SPACE:

The Lease Term as it applies to the Fifth Floor Expansion Space shall commence upon the Fifth Floor Expansion Space Commencement Date and shall expire December 31, 2023, as does the Exiting Premises and Lab Expansion Space, as each is defined in the Second Amendment.

In the event Tenant enters into a new lease of not less than ten (10) years in length for at least 60,000 additional rentable square feet either in: a) the contemplated EmeryStation West Building which may be developed by Landlord’s Affiliate, or b) the Building, or c) some 60,000 rentable square foot combination of additional space in both buildings (the “60,000 Lease Commitment”), Tenant shall have the right, but not the obligation, to terminate the Lease Term early, only as it relates to the Fifth Floor Expansion Space. Such early termination shall be made on no less than ninety (90) days advance written notice to Landlord and is subject to Tenant having signed the 60,000 Lease Commitment, such date to be referred to as the “Fifth Floor Early Termination Date”.

III.	FIFTH FLOOR MONTHLY BASE RENT:

The “Fifth Floor Expansion Space Monthly Base Rent” shall be defined as follows: Effective upon the Fifth Floor Expansion Space Commencement Date, the Fifth Floor Monthly Base Rent shall equal $14,043.00. Effective upon the first anniversary of the Fifth Floor Expansion Space Commencement Date and annually thereafter throughout the Lease Term, the Fifth Floor Expansion Space Monthly Base Rent shall be increased by three percent (3%).

IV.	EXPENSES:

It is Landlord and Tenant’s intent that the Fifth Floor Expansion Space Monthly Base Rent represents a fully triple-net rent. Landlord and Tenant hereby agree that this means that, commencing upon the Fifth Floor Expansion Space Commencement Date, Tenant shall pay its pro-rata share (based on the agreed

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3,725 square foot rentable area of the Fifth Floor Expansion Space) of Operating Expenses and Taxes in the form of additional Rent Adjustments and additional Rent Adjustment Deposits, which shall be calculated as set forth in Article 4 of the ESE Lease, as such was modified by Section 2A of the Lease.

V.	USE:

Tenant’s use of the Fifth Floor Expansion Space shall be for laboratory and office purposes.

VI.	TENANT IMPROVEMENT ALLOWANCE:

In addition to the Fifth Floor Expansion Space Landlord Work defined herein, Landlord shall make a tenant improvement allowance available to Tenant in conjunction with Tenant’s lease of the Fifth Floor Expansion Space (the “Fifth Floor TI Allowance”), which shall be available to reimburse Tenant for valid expenditures Tenant makes to the Fifth Floor Expansion Space. The Fifth Floor TI Allowance shall equal $37,000.00, with one-half (1/2) of that amount, or $18,500.00, initially available to Tenant as of the Fifth Floor Expansion Space Commencement Date. The remaining $18,500.00 of the Fifth Floor TI Allowance shall only be made available to Tenant if Tenant, in writing, conclusively waives its right, via formal written notice to Landlord, to terminate the Lease Term as it relates to the Fifth Floor Expansion Space early, as outlined in Section II above. Any improvements Tenant shall make to the Fifth Floor Expansion Space, other than Tenant’s (i) painting of the Fifth Floor Expansion Space (ii) provision of power and data connections into the office portion of the Fifth Floor Expansion Space, and (iii) provision of power, data, CDA and vacuum connections into the laboratory portion of the Fifth Floor Expansion Space, all of which are hereby authorized and approved by Landlord, shall be pursuant to the terms of the Workletter attached to the Lease.

VII.	SECURITY DEPOSIT:

Effective upon the Fifth Amendment Effective Date, the existing Security Deposit called for under the Lease shall be increased pro-rata to reflect the addition of the Fifth Floor Expansion Space rentable area to the rentable area of Tenant’s existing Premises. Within no more than five (5) business days following the Fifth Amendment Effective Date, Tenant shall remit the necessary additional Security Deposit amount to Landlord.

VIII.	BROKERAGE:

Tenant represents and warrants to Landlord that it has been represented in this transaction by CRESA (“Tenant’s Broker”). In the event, and only in the event, Tenant waives in writing its right to terminate the Lease Term early as it relates to the Fifth Floor Expansion Space, Landlord agrees to pay a brokerage commission to Tenant’s Broker pursuant to Landlord’s stated commission schedule for lab leases. Landlord and Tenant hereby agree that no brokerage commission or other such fee shall be due and payable by Landlord to CRESA or to any other representative of Tenant as a result hereof other than as specifically detailed in the Section VI.

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IX.	OTHER;

Other than the terms of this Fifth Amendment outlined above, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability company

By:	/s/ Stuart Merkadeau	By:	/s/ Richard Robbins
Print Name:	Stuart L. Merkadeau	Print Name:	Richard K. Robbins

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EXHIBIT A

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SUITE 550
SUITE 555
SUITE 525
5,213 RSF
SUITE 500
7,819 RSF
SUITE 575
6,165 RSF
SERVER ROOM

VDK ARCHITECTS

Drawing:

EMERYSTATION ONE - FIFTH FLOOR

5858 HORTON STREET EMERYVILLE CA 94608

Project: 1015.15

Date: 09 Dec 2011

SIXTH AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2014 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, as such was modified by that First Amendment to Lease dated June 9, 2015 (the “First Amendment”) and by that Second Amendment to Lease dated September 25, 2015 (the “Second Amendment”), by the terms of that Third Amendment to Lease dated January 11, 2016 (the “Third Amendment”), by the terms of the Fourth Amendment to Lease dated January 18, 2016 (the “Fourth Amendment”), and by the terms of the Fifth Amendment to Lease dated April 7, 2016 (the “Fifth Amendment”), collectively constitute the “Lease”. The Lease is hereby further amended by the terms of this Sixth Amendment to Lease (the “Sixth Amendment”), which shall have an effective date of September 26, 2016 (the “Sixth Amendment Effective Date”). Effective upon the Sixth Amendment Effective Date, the existing Lease and this Sixth Amendment thereto shall thereafter collectively constitute and be referred to as the Lease for all purposes thereunder. Landlord and Tenant are entering into this Sixth Amendment with reference to the following facts:

A.

Pursuant to the terms of the Second Amendment, including Section VI (a) thereof, Tenant leases from Landlord that 2,581 rentable square foot office space located on the second floor of the Building and more commonly referred to as Suite 263 (“Suite 263”, as outlined on Exhibit A hereto). Suite 263 constitutes a portion of Tenant’s Premises. Landlord and Tenant hereby acknowledge and agree that the Lease Term, as it relates specifically to the Suite 263 portion of Tenant’s Premises only, expires December 31, 2016.

B.

Pursuant to the terms of the Fifth Amendment, Tenant leases from Landlord that 3,725 rentable square foot lab and office space located on the fifth floor of the Building and commonly referred to as Suites 550/555 (the “Existing Fifth Floor Space”, as outlined on Exhibit A hereto).

C.

Tenant has advised Landlord of Tenant’s increased space needs, which Tenant wishes to satisfy in the Building. Tenant has requested, and Landlord has agreed, to allow Tenant to expand Tenant’s Premises by addition thereto of that 7,189 rentable square foot office and lab space located on the fifth floor of the Building and more commonly referred to as Suite 500, as such is more specifically defined below. In conjunction with the expansion of Tenant’s Premises to include Suite 500, Tenant shall return possession of Suite 263 and of the Existing Fifth Floor Space to Landlord, as more specifically detailed herein.

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NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant are entering into this Sixth Amendment, whose specific terms and conditions are contained herein. All terms not specifically defined herein but referred to in this Sixth Amendment shall have the meanings attributed to them in the Lease:

I.	ADDITION OF SUITE 500 TO THE PREMISES:

That specific office and lab space located on the Fifth floor of the Building, commonly referred to as Suite 500 and more specifically outlined in Exhibit A hereof, shall constitute and be referred to herein as “Suite 500”, as outlined on Exhibit A hereto. Landlord and Tenant hereby agree that Suite 500 measures 7,189 rentable square feet. Tenant shall accept possession of Suite 500 from Landlord in its as-is condition, with existing office furniture, fixtures and equipment and laboratory benches, but not other laboratory furniture, fixtures and equipment, remaining in place (“Landlord’s FF&E”), and subject only to industry-standard decontamination of the lab areas within Suite 500, as evidenced by delivery by Landlord to Tenant of third party written documentation thereof. The anticipated date of Landlord’s delivery of possession of Suite 500 to Tenant is October 1, 2016, Tenant understands and acknowledges that Suite 500 is presently leased and occupied by others through September 30, 2016, and that Landlord’s delivery of possession of Suite 500 to Tenant is dependent on said other party’s surrender of possession thereof to Landlord, In the event that Landlord reasonably believes it will not be able to deliver possession to Tenant on October 1, 2016, Landlord will promptly advise Tenant and provide Tenant with an updated anticipated delivery date,

The date of Landlord’s delivery of possession of Suite 500 to Tenant shall be referred to as the “Suite 500 Commencement Date”. From and after the Suite 500 Commencement Date, Suite 500 shall be considered part of Tenant’s Premises and subject to all the terms and conditions relating thereto under the Lease, including Tenant’s obligation to pay the appropriate Tenant Share of Operating Expenses and Taxes as they relate to Suite 500, as more fully detailed below. Within fifteen (15) days of the Suite 500 Commencement Date, Tenant shall execute an acknowledgement thereof in the form of a Commencement Date Agreement, the form of which is attached as an exhibit to the Lease.

Promptly following the Suite 500 Commencement Date, Landlord agrees to place a planter or lattice or similar such barrier on the western-facing outdoor deck accessible from Suite 500 so as to reasonably divide the deck between the various tenants, including Tenant, who have access thereto. Within fifteen (15) days of Tenant’s taking possession of Suite 500, Tenant shall identify to Landlord any broken doom and/or locks, any materially-damaged walls or non-working kitchen appliances which Tenant wishes to be repaired, and Landlord agrees, at its sole cost and expense, to repair said items as quickly after such notice as is commercially-reasonable.

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II.	SUITE 500 MONTHLY BASE RENT:

The “Suite 500 Monthly Base Rent” shall be defined as follows: Effective upon the Suite 500 Commencement Date, the Suite 500 Monthly Base Rent shall equal $27,102.53. Effective April 25, 2017 (i.e. one year following the Commencement Date applicable to the Existing Fifth Floor Space), and annually thereafter throughput the Lease Term, the Suite 500 Monthly Base Rent shall be increased by three percent (3%). Effective upon the Suite 500 Commencement Date, the Monthly Base Rent otherwise called for under the Lease shall be increased by the amount of the Suite 500 Monthly Base Rent.

During the Lease Term, Tenant shall be able to use Landlord’s FF&E free of charge. Tenant hereby agrees to accept Landlord’s FF&E in its existing as-is condition. Landlord makes no representations nor warranties regarding the condition, suitability, utility nor legality of Landlord’s FF&E, nor shall Landlord insure Landlord’s FF&E. Tenant shall use Landlord’s FF&E at Tenant’s sole and absolute risk. Tenant shall maintain and repair Landlord’s FF&E to industry-standard levels and shall return possession of Landlord’s FF&E to Landlord at the end of the Lease Term.

III.	SUITE 500 OPERATING EXPENSES AND TAXES:

It is Landlord’s and Tenant’s mutual intent that the Suite 500 Monthly Base Rent represents a fully triple-net rent. Landlord and Tenant hereby agree that this means that, commencing upon the Suite 500 Commencement Date, Tenant shall pay its pro-rata share (based on the agreed 7,189 square foot rentable area of Suite 500) of Operating Expenses and Taxes in the form of additional Rent Adjustments and additional Rent Adjustment Deposits, which shall be calculated as set forth in Article 4 of the ESE Lease, as such was modified by Section 2A of the Lease.

IV.	LEASE TERM AS IT RELATES TO SUITE 500:

The Lease Term as it applies to Suite 500 shall commence upon the Suite 500 Commencement Date and shall expire December 31, 2023, as does the Lease Term as it relates to the Exiting Premises and to the Lab Expansion Space, as each is defined in the Second Amendment.

In the event Tenant enters into a new lease of not less than ten (10) years in length for at least 60,000 additional rentable square feet either in: a) the contemplated EmeryStation West Building, which may or may not be developed at all, in Landlord’s Affiliate’s sole and absolute discretion, or b) the Building, or c) some 60,000 rentable square foot combination of additional space in both buildings, Tenant shall have the right, but not the obligation, to terminate the Lease Term early, only as it relates to Suite 500 but not to other portions of Tenant’s Premises, such early termination to require no less than ninety (90) business days advance written notice to Landlord and which termination shall occur only upon Tenant’s occupancy in and commencement of paying rent for the afore-mentioned 60,000 square feet of additional space, such date to be referred to as the “Suite 500 Early Termination Date”.

III.	SUITE 500 USE:

Tenant’s use of Suite 500 shall be for laboratory and office purposes.

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V.	SECURITY DEPOSIT:

Effective upon the Fifth Amendment Effective Date, the existing Security Deposit of $189,576.11 called for under the Lease shall be increased by $8,929.60 (intended to be equal to two times the amount of the monthly base rent FOR Suite 500 less that of the Existing Fifth Floor Space less that of Suite 263) to become $198,505.71. Within no more than five (5) business days following the Sixth Amendment Effective Date, Tenant shall remit the necessary additional Security Deposit amount to Landlord in good and collected funds.

VI.	SURRENDER OF EXISTING FIFTH FLOOR SPACE:

Within ten (10) business days of the Suite 500 Commencement Date, Tenant shall surrender possession of the Existing Fifth Floor Space to Landlord in the condition required of Tenant by the terms of the Lease addressing Expiration, the Existing Fifth Floor Space being broom-clean condition and with any and all lab areas de-contaminated and de-commissioned by a third-party experienced in such matters, such de-commissioning and de-contamination evidenced by commercially-reasonable written documentation of Tenant’s delivery of possession of the Existing Fifth Floor Space to Landlord as required in this Section VI shall be referred to as the “Existing Fifth Floor Space Lease Expiration Date”. The Lease Term, as such specifically relates to the Existing Fifth Floor Space but not to any other portions of Tenant’s Premises, shall expire on the Existing Fifth Floor Space Lease Expiration Date.

Tenant’s obligation to pay Monthly Base Rent and Rent Adjustments and Rent Adjustment Deposits applicable to the Existing Fifth Floor Space shall remain in full force and effect until the Existing Fifth Floor Space Lease Expiration Date. Failure by Tenant to so deliver possession of the Existing Fifth Floor Space to Landlord as required in this Section VI shall constitute a Default under the Lease.

VII.	SURRENDER OF SUITE 263:

On or before December 31, 2016, Tenant shall surrender possession of Suite 263 to Landlord in the condition required of Tenant by the terms of the Lease concerning condition of the Premises upon the Lease’s expiration or earlier termination, including return of any Landlord FF&E that may have originally been associated with Suite 263. Tenant’s delivery of possession of Suite 263 to Landlord as required in this Section VII shall be referred to as the “Suite 263 Lease Return Date”.

Tenant’s obligation to pay Monthly Base Rent and Rent Adjustments and Rent Adjustment Deposits applicable to Suite 263 shall remain in full force and effect until the earlier of: a) Landlord’s lease to a third party or any use by Landlord or a third party of Suite 263 if Tenant surrenders Suite 263 to Landlord prior to the current December 31, 2016 Suite 263 lease expiration date, and b) December 31, 2016; at such time the Lease Term shall expire as it specifically relates to Suite 263 but not to any other portions of Tenant’s Premises. Failure by Tenant to so deliver possession of Suite 263 to Landlord as required in this Section VII shall constitute a Default under the Lease.

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VIII.	PARKING:

Pursuant to the Third Amendment, Tenant is presently entitled to up to ninety-eight (98) parking spaces, which total was to drop by eight (8) spaces, to a revised total of ninety (90) spaces, if and when Tenant’s Premises no longer included Suite 263. Landlord and Tenant hereby agree that, effective upon the Sixth Amendment Effective Date, Tenant’s parking shall be increased to a total of one hundred and ten (110) spaces, which total shall not be reduced when Tenant returns possession of Suite 263 to Landlord pursuant to Section VII above. All such parking shall be governed by the terms of the Lease, including Tenant’s obligation to pay Landlord’s quoted rates therefor.

IX.	TENANT IMPROVEMENT ALLOWANCE:

Landlord and Tenant hereby acknowledge the Tenant Improvement Allowance which Landlord made available to Tenant pursuant to Section VI of the Fifth Amendment (the “Fifth Floor TI Allowance”). Notwithstanding the early termination of the Lease Term as it relates to the Existing Fifth Floor space, as such early termination is more fully described in Section VI of this Sixth Amendment above, in the event that any of the Fifth Floor TI Allowance remains un-advanced by Landlord to Tenant upon the Existing Fifth Floor Space Lease Expiration Date as such is defined above (such un-used TI being referred to herein as the “Un-Used Fifth Floor TI”), Landlord hereby agrees to make such Un-Used Fifth Floor TI available to Tenant for Tenant’s use in defraying the total cost of any approved Tenant Alterations made by Tenant to Suite 500. The terms regarding the availability of any Un-Used Fifth Floor TI shall continue to specify, per the agreed terms of Section VI of the Fifth Amendment, that an $18,500.00 portion thereof shall only be made available by Landlord to Tenant if Tenant, in writing, conclusively waives its right, via formal written notice to Landlord, to terminate the Lease Term as it relates to the Suite 500 early, as outlined in Section IV above. Any improvements Tenant shall make to Suite 500 and any advancements by Landlord to Tenant of the Un-Used Fifth Floor TI funds shall be pursuant to the terms of the Workletter attached to the Lease.

X.	MISCELLANEOUS:

This Sixth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

In the case of any inconsistency between the provisions of the Lease and this Sixth Amendment thereto, the provisions of this Sixth Amendment shall govern and control.

Neither Landlord nor Tenant shall be bound by this Sixth Amendment until each of Landlord and Tenant has executed and delivered the same to the other.

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Capitalized terms used in this Sixth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Sixth Amendment.

Tenant hereby represents to Landlord that it has represented itself in this transaction and has not dealt with any broker or other representative in connection with this Sixth Amendment. Tenant hereby agrees that any compensation that may be due to any broker or representative of Tenant for this transaction shall be wholly the obligation of Tenant and that Landlord shall have no obligation to pay any commission or other form of compensation. Landlord hereby represents to Tenant that it has not been represented by, and has not dealt with any, broker or other representative in connection with this Sixth Amendment. Landlord and Tenant each agrees to defend, indemnify and hold the other harmless from all claims of any brokers claiming to have represented it in connection with this Sixth Amendment other than as set forth in this section.

Landlord and Tenant represent to each other that the individual executing this Sixth Amendment on its behalf has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

This Sixth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Sixth Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sixth Amendment signed by the other party to the same extent as if such party had received an original counterpart.

(signatures occur on following page)

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IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amendment on the date(s) set forth below, effective as of the Sixth Amendment Effective Date.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC
a Delaware corporation		a California limited liability
company
By: Emery Station Associates, LLC,
a California limited liability company
By:	/s/ Stuart Merkadeau
Print Name: Stuart Merkadeau		Its: Managing Member
Its: General Counsel
By: Wareham-NZL, LLC, a
California limited liability company

Its: Managing Member

By: Richard K. Robbins, Manager

/s/ Richard K. Robins
Richard K. Robins

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EXHIBIT A

SUITE 263, THE EXISTING FIFTH FLOOR SPACE, AND SUITE 500

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SUITE 263
SUITE 265
SUITE 263
SUITE 260
SUITE 255
SUITE 200
SUITE 272
SUITE 250
SUITE 270

VDR ARCHITECTS

Drawing:
EMERYSTATION ONE - SECOND FLOOR

Project: 1015.15

Date: 31 Oct 2011

EXISTING FIFTH FLOOR SPACE
SUITE 550
SUITE 555
SUITE 525
SUITE 500
7,819 RSF.
SUITE 575
SUITE 500

VDK ARCHITECTS

Drawing:
EMERYSTATION ONE - FIFTH FLOOR

Project: 1015.15
Date: 08 Dec 2011

SEVENTH AMENDMENT TO LEASE

by and between

EMERY STATION JOINT VENTURE, LLC (LANDLORD),

and

BERKELEY LIGHTS, INC. (TENANT)

EmeryStation 1 Building

5858 Horton St.

Emeryville, California

That certain lease dated November 3, 2014 by and between Berkeley Lights, Inc., a Delaware corporation, as Tenant, and Emery Station Joint Venture, LLC, a California limited liability company, as Landlord, as such was modified by that First Amendment to Lease dated June 9, 2015 (the “First Amendment”), by that Second Amendment to Lease dated September 25, 2015 (the “Second Amendment”), by that Third Amendment to Lease dated January 11, 2016 (the “Third Amendment”), by that Fourth Amendment to Lease dated January 18, 2016 (the “Fourth Amendment”), that Fifth Amendment to Lease dated April 7, 2016 (the “Fifth Amendment”), and by that Sixth Amendment to Lease dated September 26, 2016 (the “Sixth Amendment”), collectively constitute the “Existing Lease”. The Existing Lease is hereby further amended by the terms of this Seventh Amendment to Lease (the “Seventh Amendment”), which shall have an effective date of December 31, 2016 (the “Seventh Amendment Effective Date”). Effective upon the Seventh Amendment Effective Date, the Existing Lease and this Seventh Amendment thereto shall thereafter collectively constitute and be referred to as the “Lease” for all purposes thereunder. Landlord and Tenant are entering into this Seventh Amendment with reference to the following facts:

A. Pursuant to the terms of the Fourth Amendment, Tenant presently leases from Landlord that 1,198 rentable square foot space located on the first floor of the Building and more commonly referred to as Suite 190 (“Suite 190”, as outlined on Exhibit A hereto). Suite 190 constitutes a portion of Tenant’s Premises. Landlord and Tenant hereby acknowledge and agree that the Lease Term, as it relates specifically to the Suite 190 portion of Tenant’s Premises, is presently set to expire December 31, 2016.

B. Tenant has requested, and Landlord has agreed, to extend the Lease Term as it relates to Tenant’s lease of Suite 190 pursuant to the terms of this Seventh Amendment, below.

C. Tenant and Landlord further acknowledge that the rentable area of Suite 500, which is a portion of Tenant’s Premises and which Tenant leased pursuant to the terms of the Sixth Amendment, was incorrectly stated in the Sixth Amendment, which error shall be addressed by the terms of this Seventh Amendment, below.

NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant are entering into this Seventh Amendment, whose specific terms and conditions are contained herein. All terms not specifically defined herein but referred to in this Seventh Amendment shall have the meanings attributed to them in the Lease:

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I.	EXTENSION OF LEASE TERM AS IT PERTAINS TO SUITE 190:

Landlord and Tenant hereby agree that the Lease Term as it pertains to the Suite 190 shall be extended such that the Expiration Date shall become December 31, 2023. By so doing, the entirety of Tenant’s Premises, other than the Suite 263 portion thereof, for which the Lease Term expires December 31, 2016, shall now have an Expiration Date of December 31, 2023, except as provided in the Second Amendment as it relates to Suite 350, and in the Sixth Amendment as it relates to Suite 500 (where in both cases the Lease Term is it relates to the referenced suites can be terminated early subject to certain conditions). The period from January 1, 2017 through December 31, 2023 shall constitute and be referred to as the “Suite 190 Extension Term”. Tenant shall accept possession of Suite 190 from Landlord at the commencement of the Suite 190 Extension Term in its then as-is condition, with no obligation on the part of Landlord to make any improvements thereto. During the Suite 190 Extension Term, the Suite 190 portion of Tenant’s Premises shall be subject to all the terms and conditions relating thereto under the Lease, including Tenant’s obligation to pay the Suite 190 Monthly Base Rent (as such is defined below) as well as Tenant’s Share of Operating Expenses and Taxes as they relate to Suite 190 (also more fully detailed below).

If, after the Seventh Amendment Effective Date, Tenant enters into a new lease of not less than ten (10) years in length for at least 60,000 additional rentable square feet either in: a) the contemplated EmeryStation West Building, which may or may not be developed at all, in Landlord’s Affiliate’s sole and absolute discretion, or b) at least 20,000 in the Building, or c) some 60,000 rentable square foot combination of additional space in both buildings, Tenant shall have the right, but not the obligation, to terminate the Lease Term early, only as it relates to Suite 190 but not to other portions of Tenant’s Premises, such early termination to require no less than ninety (90) business days advance written notice to Landlord and which termination shall occur only upon Tenant’s occupancy in and commencement of paying rent for the afore-mentioned square feet of additional space, such date to be referred to as the “Suite 190 Early Termination Date”.

II.	SUITE 190 MONTHLY BASE RENT:

The “Suite 190 Monthly Base Rent” shall be $1,800.00 per month during calendar year 2017. Effective January 1, 2018 and annually thereafter throughout the Suite 190 Extension Term, the Suite 190 Monthly Base Rent shall be increased by three percent (3%).

III.	SUITE 190 OPERATING EXPENSES AND TAXES:

It is Landlord’s and Tenant’s mutual intent that the Suite 190 Monthly Base Rent represents a fully-serviced rent subject to a 2017 Base Year. Landlord and Tenant hereby agree that this means that, commencing upon January 1, 2018 and thereafter throughout the Suite 190 Extension Term, Tenant shall pay its pro-rata share of all increases in Operating Expenses and Taxes for any calendar year to the extent they exceed the respective amounts of Operating Expenses and Taxes during calendar year 2017, such payment by Tenant being made in the form of additional Rent Adjustments and additional Rent Adjustment Deposits, which shall be calculated as set forth in Article 4 of the ESE Lease, as such was modified by Section 2A of the Lease.

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III.	SUITE 190 USE:

Tenant’s use of Suite 190 shall be for office, storage and/or private athletic workout purposes.

IX.	CORRECTION OF SUITE 500 RENTABLE SQUARE FOOTAGE:

Landlord and Tenant acknowledge and agree that the rentable square footage of Suite 500, as defined in the Sixth Amendment, was incorrectly listed as 7,189 rentable square feet (in Recital C and in Sections I and III), and is actually 7,819 rentable square feet and shall be revised to be this latter 7,819 rentable square foot amount for all purposes under the Lease. Landlord and Tenant hereby agree to correct this error effective upon the Seventh Amendment Effective Date. However, Landlord and Tenant hereby agree that Tenant’s Monthly Base Rent will be calculated using the lower, 7,189 rentable square foot figure up to and including June 30, 2017 and that Monthly Base Rent shall be calculated using the otherwise correct 7,819 rentable square foot figure commencing July 1, 2017 and thereafter throughout the expiration or the Lease Term (including any extensions thereof). Tenant’s Share of Operating Expenses and Taxes, as referenced in Section III of the Sixth Amendment, shall be calculated utilizing the correct 7,819 rentable square footage figure commencing January 1, 2017.

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X.	MISCELLANEOUS:

This Seventh Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

In the case of any inconsistency between the provisions of the Lease and this Seventh Amendment thereto, the provisions of this Seventh Amendment shall govern and control.

Neither Landlord nor Tenant shall be bound by this Seventh Amendment until each of Landlord and Tenant has executed and delivered the same to the other.

Capitalized terms used in this Seventh Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Seventh Amendment.

Tenant hereby represents to Landlord that it has represented itself in this transaction and has not dealt with any broker or other representative in connection with this Seventh Amendment. Tenant hereby agrees that any compensation that may be due to any broker or representative of Tenant for this transaction shall be wholly the obligation of Tenant and that Landlord shall have no obligation to pay any commission or other form of compensation. Landlord hereby represents to Tenant that it has not been represented by, and has not dealt with any, broker or other representative in connection with this Seventh Amendment. Landlord and Tenant each agrees to defend, indemnify and hold the other harmless from all claims of any brokers claiming to have represented it in connection with this Seventh Amendment other than as set forth in this section.

Landlord and Tenant represent to each other that the individual executing this Seventh Amendment on its behalf has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

This Seventh Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Seventh Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Seventh Amendment signed by the other party to the same extent as if such party had received an original counterpart.

(signatures occur on following page)

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IN WITNESS WHEREOF, the undersigned have duly executed this Seventh Amendment on the date(s) set forth below, effective as of the Seventh Amendment Effective Date.

TENANT:		LANDLORD:

Berkeley Lights, Inc.,		Emery Station Joint Venture LLC,
a Delaware corporation		a California limited liability company

By: Emery Station Associates, LLC,
By:	/s/ Stuart Merkadeau	a California limited liability company
Print Name: Stuart Merkadeau
		Its:	Managing Member

By: Wareham-NZL, LLC, a California limited liability company

			Its:	Managing Member

By: Richard K. Robbins, Manager

/s/ Richard K. Robbins
Richard K. Robbins

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EXHIBIT A

SUITE 190

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"SUITE 190"

VDK ARCHITECTS

Drawing:
EMERYSTATION ONE - FIRST FLOOR

Project: 1015.15

Date: 09 DEC 2011